Exhibit 4.1

INDENTURE

by and among

KANSAS GAS SERVICE SECURITIZATION I, L.L.C.,

Issuer

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

Indenture Trustee

and

U.S. BANK NATIONAL ASSOCIATION,

Securities Intermediary

Dated as of November 18, 2022

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EXHIBITS

Exhibit A	Form of Securitized Utility Tariff Bonds
Exhibit B	Form of Series Supplement
Exhibit C	Servicing Criteria to be Addressed by Indenture Trustee in Assessment of Compliance

APPENDIX

Appendix A	Definitions and Rules of Construction

TRUST INDENTURE ACT CROSS REFERENCE TABLE

TRUST INDENTURE ACT SECTION		INDENTURE SECTION
310	(a)(1)	6.11
	(a)(2)	6.11
	(a)(3)	6.10(b)(i)
	(a)(4)	Not applicable
	(a)(5)	6.11
	(b)	6.11
311	(a)	6.12
	(b)	6.12
312	(a)	7.01 and 7.02
	(b)	7.02(b)
	(c)	7.02(c)
313	(a)	7.04
	(b)(1)	7.04
	(b)(2)	7.04
	(c)	7.03(a) and 7.04
	(d)	Not applicable
314	(a)	3.09, 4.01 and 7.03(a)
	(b)	3.06 and 4.01
	(c)(1)	2.10, 4.01, 8.04(b) and 10.01(a)
	(c)(2)	2.10, 4.01, 8.04(b) and 10.01(a)
	(c)(3)	2.10, 4.01 and 10.01(a)
	(d)	8.04(b) and 10.01
	(e)	10.01(a)
	(f)	10.01(a)
315	(a)	6.01(b)(i) and 6.01(b)(ii)

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TRUST INDENTURE ACT SECTION		INDENTURE SECTION
	(b)	6.05
	(c)	6.01(a)
	(d)	6.01(c)(i), 6.01(c)(ii) and 6.01(c)(iii)
	(e)	5.13
316	(a) (last sentence)	Appendix A – definition of “Outstanding”
	(a)(1)(A)	5.11
	(a)(1)(B)	5.12
	(a)(2)	Not applicable
	(b)	5.07
	(c)	Appendix A – definition of “Record Date”
317	(a)(1)	5.03(a)
	(a)(2)	5.03(c)(iv)
	(b)	3.03
318	(a)	10.06
	(b)	10.06
	(c)	10.06

THIS CROSS-REFERENCE TABLE SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE PART OF THIS INDENTURE.

This INDENTURE, dated as of November 18, 2022, is by and among KANSAS GAS SERVICE SECURITIZATION I, L.L.C., a Delaware limited liability company (the “Issuer”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as indenture trustee for the benefit of the Holders (the “Indenture Trustee”), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as securities intermediary (the “Securities Intermediary”).

In consideration of the mutual agreements herein contained, each party hereto agrees as follows for the benefit of the other party hereto and each of the Holders:

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture and the creation and issuance of the Securitized Utility Tariff Bonds issuable hereunder, which will be of substantially the tenor set forth in the Series Supplement to this Indenture duly executed and delivered by the Issuer and the Indenture Trustee.

The Securitized Utility Tariff Bonds shall be non-recourse obligations and shall be secured by the Trust Estate, of which the principal asset is the Securitized Utility Tariff Property, and shall be payable solely out of the Securitized Utility Tariff Property and other assets in the Trust Estate. If and to the extent that the proceeds of the Securitized Utility Tariff Property are insufficient to pay all amounts owing with respect to the Securitized Utility Tariff Bonds, then, except as otherwise expressly provided hereunder, the Holders shall have no Claim in respect of such insufficiency against the Issuer or the Indenture Trustee, and the Holders, by their acceptance of the Securitized Utility Tariff Bonds, waive any such Claim.

All things necessary to (a) make the Securitized Utility Tariff Bonds, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, valid obligations, and (b) make this Indenture a valid agreement of the Issuer, in each case, in accordance with their respective terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Issuer, in consideration of the premises herein contained and of the purchase of the Securitized Utility Tariff Bonds by the Holders and of other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure, equally and ratably without prejudice, priority or distinction, except as specifically otherwise set forth in this Indenture, the payment of the Securitized Utility Tariff Bonds, the payment of all other amounts due under or in connection with this Indenture (including all fees, expenses, counsel fees and other amounts due and owing to the Indenture Trustee) and the performance and observance of all of the covenants and conditions contained herein or in the Securitized Utility Tariff Bonds, has hereby executed and delivered this Indenture and by these presents does hereby and by the Series Supplement will convey, grant, assign, transfer and pledge, in each case, in and unto the Indenture Trustee, its successors and assigns forever, for the benefit of the Holders, all and singular, all of the Issuer’s right, title and interest in, to and under any and all of the property described in the Series Supplement (such property herein referred to as “Trust Estate”).

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that the Securitized Utility Tariff Bonds are to be issued, countersigned and delivered and that all of the Trust Estate is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and any successor, does hereby covenant and agree to and with the Indenture Trustee and its successors in said trust, for the benefit of the Holders, as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION; INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions and Rules of Construction. Capitalized terms used but not otherwise defined in this Indenture shall have the respective meanings given to such terms in Appendix A, which is hereby incorporated by reference into this Indenture as if set forth fully in this Indenture. Not all terms defined in Appendix A are used in this Indenture. The rules of construction set forth in Appendix A shall apply to this Indenture and are hereby incorporated by reference into this Indenture as if set forth fully in this Indenture.

SECTION 1.02.    Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, that provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Securitized Utility Tariff Bonds.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

ARTICLE II

THE SECURITIZED UTILITY TARIFF BONDS

SECTION 2.01.    Form. The Securitized Utility Tariff Bonds and the Indenture Trustee’s certificate of authentication shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by the Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Securitized Utility Tariff Bonds, as evidenced by their execution of the Securitized Utility Tariff Bonds.

The Securitized Utility Tariff Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing the Securitized Utility Tariff Bonds, as evidenced by their execution of the Securitized Utility Tariff Bonds.

Each Securitized Utility Tariff Bond shall be dated the date of its authentication.

SECTION 2.02.    Denominations: Securitized Utility Tariff Bonds. The Securitized Utility Tariff Bonds shall be issuable in the Authorized Denominations specified in the Series Supplement.

The Securitized Utility Tariff Bonds shall, at the election of and as authorized by a Responsible Officer of the Issuer, and set forth in the Series Supplement, be issued in one or more tranches, and shall be designated generally as the “Series 2022-A Senior Secured Securitized Utility Tariff Bonds” of the Issuer, with such further particular designations added or incorporated in such title for the Securitized Utility Tariff Bonds of any particular tranche as a Responsible Officer of the Issuer may determine. All Securitized Utility Tariff Bonds shall be identical in all respects except for the denominations thereof, the Holder thereof, the numbering thereon and the legends thereon, unless the Securitized Utility Tariff Bonds are comprised of one or more tranches, in which case all of the Securitized Utility Tariff Bonds of the same tranche shall be identical in all respects except for the denominations thereof, the Holder thereof, the numbering thereon, the legends thereon and the CUSIP number thereon. All Securitized Utility Tariff Bonds of a particular tranche shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.

The Securitized Utility Tariff Bonds shall be created by the Series Supplement authorized by a Responsible Officer of the Issuer, which shall specify and establish the terms and provisions thereof, including the following (which terms and provisions may differ as between tranches):

(a)    designation of the tranches thereof;

(b)    the principal amount of each tranche;

(c)    the Bond Interest Rate of each tranche thereof or the formula, if any, used to calculate Bond Interest Rate or Bond Interest Rates for each tranche thereof;

(d)    the Payment Dates for each tranche thereof;

(e)    the Scheduled Payment Dates for each tranche;

(f)    the Scheduled Final Payment Date(s) of each tranche;

(g)    the Final Maturity Date of each tranche;

(h)    the authentication and delivery date;

(i)    the Authorized Denominations;

(j)    the Expected Sinking Fund Schedule of each tranche;

(k)    the place or places for the payment of interest, principal and premium, if different than set forth in Section 2.08;

(l)    any additional Holders;

(m)    the identity of the Indenture Trustee;

(n)    the Trust Estate;

(o)    whether or not the Securitized Utility Tariff Bonds are to be Book-Entry Securitized Utility Tariff Bonds and the extent to which Section 2.11 should apply; and

(p)    any other terms of the Securitized Utility Tariff Bonds that are not inconsistent with the provisions of this Indenture.

SECTION 2.03.    Execution, Authentication and Delivery. The Securitized Utility Tariff Bonds shall be executed on behalf of the Issuer by any of its Responsible Officers. The signature of any such Responsible Officer on the Securitized Utility Tariff Bonds may be manual, electronic or facsimile.

Securitized Utility Tariff Bonds bearing the manual, electronic or facsimile signature of individuals who were at any time Responsible Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Securitized Utility Tariff Bonds or did not hold such offices at the date of the Securitized Utility Tariff Bonds.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securitized Utility Tariff Bonds executed by the Issuer to the Indenture Trustee pursuant to an Issuer Order for authentication; and the Indenture Trustee shall authenticate and deliver the Securitized Utility Tariff Bonds as in this Indenture provided and not otherwise.

No Securitized Utility Tariff Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Securitized Utility Tariff Bond a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual, electronic or facsimile signature of one of its authorized signatories, and such certificate upon any Securitized Utility Tariff Bond shall be conclusive evidence, and the only evidence, that such Securitized Utility Tariff Bond has been duly authenticated and delivered hereunder.

The words “execution,” signed,” signature,” and words of like import in this Indenture and the Series Supplement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 2.04.    Temporary Securitized Utility Tariff Bonds. Pending the preparation of Definitive Securitized Utility Tariff Bonds pursuant to Section 2.13, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, Temporary Securitized Utility Tariff Bonds that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Securitized Utility Tariff Bonds in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture and the Series Supplement as the officers executing the Securitized Utility Tariff Bonds may determine, as evidenced by their execution of the Securitized Utility Tariff Bonds.

If Temporary Securitized Utility Tariff Bonds are issued, the Issuer will cause Definitive Securitized Utility Tariff Bonds to be prepared without unreasonable delay. After the preparation of Definitive Securitized Utility Tariff Bonds, the Temporary Securitized Utility Tariff Bonds shall be exchangeable for Definitive Securitized Utility Tariff Bonds upon surrender of the Temporary Securitized Utility Tariff Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more Temporary Securitized Utility Tariff Bonds, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like tranche and principal amount of Definitive Securitized Utility Tariff Bonds of authorized denominations. Until so delivered in exchange, the Temporary Securitized Utility Tariff Bonds shall in all respects be entitled to the same benefits under this Indenture as Definitive Securitized Utility Tariff Bonds.

SECTION 2.05.    Registration; Registration of Transfer and Exchange of Securitized Utility Tariff Bonds. The Issuer shall cause to be kept a register (the “Securitized Utility Tariff Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securitized Utility Tariff Bonds and the registration of transfers of the Securitized Utility Tariff Bonds. U.S. Bank Trust Company, National Association, shall be “Securitized Utility Tariff Bond Registrar” for the purpose of registering the Securitized Utility Tariff Bonds and transfers of the Securitized Utility Tariff Bonds as herein provided. Upon any resignation of any Securitized Utility Tariff Bond Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Securitized Utility Tariff Bond Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Securitized Utility Tariff Bond Registrar, the Issuer will give the Indenture Trustee and the Paying Agent, if not the Indenture Trustee, prompt written notice of the appointment of such Securitized Utility Tariff Bond Registrar and of the location, and any change in the location, of the Securitized Utility Tariff Bond Register, and the Indenture Trustee and any such Paying Agent shall have the right to inspect the Securitized Utility Tariff Bond Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely conclusively upon a certificate executed on behalf of the Securitized Utility Tariff Bond Registrar by a Responsible Officer thereof as to the names and addresses of the Holders and the principal amounts and number of the Securitized Utility Tariff Bonds (separately stated by tranche).

Upon surrender for registration of transfer of any Securitized Utility Tariff Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, provided that the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Securitized Utility Tariff Bonds in any Authorized Denominations, of the same tranche and aggregate principal amount.

At the option of the Holder, Securitized Utility Tariff Bonds may be exchanged for other Securitized Utility Tariff Bonds in any Authorized Denominations, of the same tranche and aggregate principal amount, upon surrender of the Securitized Utility Tariff Bonds to be exchanged at such office or agency as provided in Section 3.02. Whenever any Securitized Utility Tariff Bonds are so surrendered for exchange, the Issuer shall, provided that the requirements of Section 8-401 of the UCC are met, execute, and, upon any such execution, the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, the Securitized Utility Tariff Bonds that the Holder making the exchange is entitled to receive.

All Securitized Utility Tariff Bonds issued upon any registration of transfer or exchange of other Securitized Utility Tariff Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securitized Utility Tariff Bonds surrendered upon such registration of transfer or exchange.

Every Securitized Utility Tariff Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by: (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution that is a member of: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other signature guaranty program acceptable to the Indenture Trustee; and (b) such other documents as the Indenture Trustee may require.

No service charge shall be made to a Holder for any registration of transfer or exchange of Securitized Utility Tariff Bonds, but the Issuer or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge or any fees or expenses of the Indenture Trustee that may be imposed in connection with any registration of transfer or exchange of Securitized Utility Tariff Bonds, other than exchanges pursuant to Section 2.04 or Section 2.06 not involving any transfer.

The preceding provisions of this Section 2.05 notwithstanding, the Issuer shall not be required to make, and the Securitized Utility Tariff Bond Registrar need not register, transfers or exchanges of any Securitized Utility Tariff Bond that has been submitted within fifteen (15) days preceding the due date for any payment with respect to such Securitized Utility Tariff Bond until after such due date has occurred.

SECTION 2.06.    Mutilated, Destroyed, Lost or Stolen Securitized Utility Tariff Bonds. If (a) any mutilated Securitized Utility Tariff Bond is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Securitized Utility Tariff Bond and (b) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Securitized Utility Tariff Bond Registrar or the Indenture Trustee that such Securitized Utility Tariff Bond has been acquired by a Protected Purchaser, the Issuer shall, provided that the requirements of Section 8-401 of the UCC are met, execute, and, upon the Issuer’s written request, the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Securitized Utility Tariff Bond, a replacement Securitized Utility Tariff Bond of like tranche and principal amount, bearing a number not contemporaneously outstanding; provided, however, that, if any such destroyed, lost or stolen Securitized Utility Tariff Bond, but not a mutilated Securitized Utility Tariff Bond, shall have become or within seven (7) days shall be due and payable, instead of issuing a replacement Securitized Utility Tariff Bond, the Issuer may pay such destroyed, lost or stolen Securitized Utility Tariff Bond when so due or payable without surrender thereof. If, after the delivery of such replacement Securitized Utility Tariff Bond or payment of a destroyed, lost or stolen Securitized Utility Tariff Bond pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original Securitized Utility Tariff Bond in lieu of which such replacement Securitized Utility Tariff Bond was issued presents for payment such original Securitized Utility Tariff Bond, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Securitized Utility Tariff Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Securitized Utility Tariff Bond from such Person to whom such replacement Securitized Utility Tariff Bond was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Securitized Utility Tariff Bond under this Section 2.06, the Issuer and/or the Indenture Trustee may require the payment by the Holder of such Securitized Utility Tariff Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee and the Securitized Utility Tariff Bond Registrar and its counsel) in connection therewith.

Every replacement Securitized Utility Tariff Bond issued pursuant to this Section 2.06 in replacement of any mutilated, destroyed, lost or stolen Securitized Utility Tariff Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Securitized Utility Tariff Bond shall be found at any time or enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securitized Utility Tariff Bonds duly issued hereunder.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securitized Utility Tariff Bonds.

SECTION 2.07.    Persons Deemed Owner. Prior to due presentment for registration of transfer of any Securitized Utility Tariff Bond, the Issuer, the Indenture Trustee, the

Securitized Utility Tariff Bond Registrar and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Securitized Utility Tariff Bond is registered (as of the day of determination) as the owner of such Securitized Utility Tariff Bond for the purpose of receiving payments of principal of and premium, if any, and interest on such Securitized Utility Tariff Bond and for all other purposes whatsoever, whether or not such Securitized Utility Tariff Bond be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.08.    Payment of Principal, Premium, if any, and Interest; Interest on Overdue Principal; Principal, Premium, if any, and Interest Rights Preserved.

(a)    The Securitized Utility Tariff Bonds shall accrue interest as provided in the Series Supplement at the applicable Bond Interest Rate, and such interest shall be payable on each applicable Payment Date. Any installment of interest, principal or premium, if any, payable on any Securitized Utility Tariff Bond that is punctually paid or duly provided for on the applicable Payment Date shall be paid to the Person in whose name such Securitized Utility Tariff Bond (or one or more Predecessor Securitized Utility Tariff Bonds) is registered on the Record Date for the applicable Payment Date by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder (or by wire transfer to an account maintained by such Holder) in accordance with payment instructions delivered to the Indenture Trustee by such Holder, and, with respect to Book-Entry Securitized Utility Tariff Bonds, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Securitized Utility Tariff Bond unless and until such Global Securitized Utility Tariff Bond is exchanged for Definitive Securitized Utility Tariff Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to such Securitized Utility Tariff Bond on a Payment Date, which shall be payable as provided below.

(b)    The principal of each Securitized Utility Tariff Bond of each tranche shall be paid, to the extent funds are available therefor in the Collection Account, in installments on each Payment Date specified in the Series Supplement; provided, that installments of principal not paid when scheduled to be paid in accordance with the Expected Sinking Fund Schedule shall be paid upon receipt of money available for such purpose, in the order set forth in the Expected Sinking Fund Schedule. Failure to pay principal in accordance with such Expected Sinking Fund Schedule because moneys are not available pursuant to Section 8.02 to make such payments shall not constitute a Default or Event of Default under this Indenture; provided, however, that failure to pay the entire unpaid principal amount of the Securitized Utility Tariff Bonds of a tranche upon the Final Maturity Date for the Securitized Utility Tariff Bonds of such tranche shall constitute an Event of Default under this Indenture as set forth in Section 5.01. Notwithstanding the foregoing, the entire unpaid principal amount of the Securitized Utility Tariff Bonds shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of Securitized Utility Tariff Bonds representing a majority of the Outstanding Amount of Securitized Utility Tariff Bonds have declared the Securitized Utility Tariff Bonds to be immediately due and payable in the manner provided in Section 5.02. All payments of principal and premium, if any, on the Securitized Utility Tariff Bonds shall be made pro rata to the Holders entitled thereto unless otherwise provided in the Series Supplement. Upon written notice from the Issuer, the Indenture Trustee shall notify the Person in whose name a Securitized Utility Tariff Bond is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and premium, if any, and interest on the Securitized Utility Tariff Bond will be paid. Such notice shall be mailed no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Securitized Utility Tariff Bond and shall specify the place where such Securitized Utility Tariff Bond may be presented and surrendered for payment of such installment.

(c)    If interest on the Securitized Utility Tariff Bonds is not paid when due, such defaulted interest shall be paid (plus interest on such defaulted interest at the applicable Bond Interest Rate to the extent lawful) to the Persons who are Holders on a subsequent Special Record Date. The Issuer shall fix or cause to be fixed any such Special Record Date and Special Payment Date, and, at least ten (10) days before any such Special Record Date, the Issuer shall mail to each affected Holder a notice that states the Special Record Date, the Special Payment Date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.

SECTION 2.09.    Cancellation. All Securitized Utility Tariff Bonds surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Securitized Utility Tariff Bonds previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Securitized Utility Tariff Bonds so delivered shall be promptly canceled by the Indenture Trustee. No Securitized Utility Tariff Bonds shall be authenticated in lieu of or in exchange for any Securitized Utility Tariff Bonds canceled as provided in this Section 2.09, except as expressly permitted by this Indenture. All canceled Securitized Utility Tariff Bonds may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time.

SECTION 2.10.    Outstanding Amount; Authentication and Delivery of Securitized Utility Tariff Bonds. The aggregate Outstanding Amount of Securitized Utility Tariff Bonds that may be authenticated and delivered under this Indenture shall not exceed the aggregate of the amount of Securitized Utility Tariff Bonds that are authorized in the Financing Order, but otherwise shall be unlimited.

Securitized Utility Tariff Bonds may at any time be executed by the Issuer and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon Issuer Request and upon delivery by the Issuer to the Indenture Trustee of the following:

(a)    Issuer Action. An Issuer Order authorizing and directing the authentication and delivery of the Securitized Utility Tariff Bonds by the Indenture Trustee and specifying the principal amount of Securitized Utility Tariff Bonds to be authenticated.

(b)    Authorizations. Copies of (i) the Financing Order, which shall be in full force and effect and be Final, (ii) certified resolutions of the Managers or Member of the Issuer authorizing the execution and delivery of the Series Supplement and the execution, authentication and delivery of the Securitized Utility Tariff Bonds and (iii) the Series Supplement duly executed by the Issuer.

(c)    Opinion Letters. An opinion letter or opinion letters, which may be delivered by one or more counsel for the Issuer, for the Servicer, or for the Seller, dated the Closing Date, in each case subject to the customary exceptions, qualifications and assumptions contained therein, covering the following opinion points (i) all conditions precedent provided for in this Indenture relating to (A) the authentication and delivery of the Securitized Utility Tariff Bonds and (B) the execution of the Series Supplement to this Indenture dated the Closing Date have been complied with, (ii) the execution of the Series Supplement is permitted by this Indenture, (iii) such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the execution and filing of any filings with the Kansas Commission, the Secretary of State of the State of Kansas or the Secretary of State of the State of Delaware pursuant to the Securitization Act and the Financing Order, financing statements and continuation statements, as are necessary to perfect and make effective the Lien and the perfected security interest created by this Indenture and the Series Supplement, and, based on a review of a current report of a search of the appropriate governmental filing office, no other Lien that can be perfected solely by the filing of financing statements under the applicable Uniform Commercial Code ranks equal or prior to the Lien of the Indenture Trustee in the Trust Estate, and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make effective the Lien, together with the other Opinions of Counsel described in Sections 9(d) through 9(r) of the Underwriting Agreement.

(d)    Authorizing Certificate. An Officer’s Certificate, dated the Closing Date, of the Issuer certifying that (i) the Issuer has duly authorized the execution and delivery of this Indenture and the Series Supplement and the execution and delivery of the Securitized Utility Tariff Bonds and (ii) the Series Supplement is in the form attached thereto and complies with the requirements of Section 2.02.

(e)    The Trust Estate. The Issuer shall have made or caused to be made all filings with the Kansas Commission and the Secretary of State of the State of Kansas pursuant to the Financing Order and the Securitization Act and all other filings necessary to perfect the Grant of the Trust Estate to the Indenture Trustee and the Lien of this Indenture and the Series Supplement, including but not limited to UCC Financing Statements in Delaware or Kansas, as applicable.

(f)    Certificates of the Issuer and the Seller.

(i)    An Officer’s Certificate, dated as of the Closing Date:

(A)    to the effect that (1) the Issuer is not in Default under this Indenture and that the issuance of the Securitized Utility Tariff Bonds will not result in any Default or in any breach of any of the terms, conditions or provisions of or constitute a default under the Financing Order or any indenture, mortgage, credit agreement or other agreement or instrument to which the Issuer is a party or by which it or its properties is bound or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it or its properties may be bound or to which it or its properties may be subject and (2) all conditions precedent provided in this Indenture relating to the execution, authentication and delivery of the Securitized Utility Tariff Bonds have been complied with;

(B)    to the effect that the Issuer has not assigned any interest or participation in the Trust Estate except for the Grant contained in this Indenture and the Series Supplement; the Issuer has the power and right to Grant the Trust Estate to the Indenture Trustee as security hereunder and thereunder; and the Issuer, subject to the terms of this Indenture, has Granted to the Indenture Trustee a first priority perfected security interest in all of its right, title and interest in and to the Trust Estate free and clear of any Lien arising as a result of actions of the Issuer or through the Issuer (except for any Lien created by the Issuer under the Basic Documents in favor of the Holders and in accordance with K.S.A. §66-1,245);

(C)    to the effect that the Issuer has appointed the firm of Independent registered public accountants as contemplated in Section 8.06;

(D)    to the effect that the Sale Agreement, the Servicing Agreement, and the Administration Agreement are, to the knowledge of the Issuer (and assuming such agreements are enforceable against all parties thereto other than the Issuer and KGS), in full force and effect and, to the knowledge of the Issuer, that no party is in default of its obligations under such agreements;

(E)    certifying that the Securitized Utility Tariff Bonds have received the ratings from the Rating Agencies if required by the Underwriting Agreement as a condition to the issuance of the Securitized Utility Tariff Bonds; and

(F)    stating that (i) all conditions precedent provided for in this Indenture relating to (a) the authentication and delivery of the Securitized Utility Tariff Bonds, and (b) the execution of the Series Supplement to this Indenture dated as of the date of this Indenture, have been complied with, (ii) the execution of the Series Supplement to this Indenture dated as of the date of this Indenture is authorized or permitted by this Indenture, and (iii) the Issuer has delivered the documents required under this Section 2.10 and has otherwise satisfied the requirements set out in this Section 2.10, including, but not limited to, complying with Section 2.10(f)(i) hereof.

(ii)    An officer’s certificate from the Seller, dated as of the Closing Date, to the effect that:

(A)    in the case of the Securitized Utility Tariff Property identified in the Bill of Sale, immediately prior to the conveyance thereof to the Issuer pursuant to the Sale Agreement: the Seller was the original and the sole owner of the Securitized Utility Tariff Property, free and clear of any Lien; the Seller had not assigned any interest or participation in the Securitized Utility Tariff Property and the proceeds thereof other than to the Issuer pursuant to the Sale Agreement; the Seller has the power, authority and right to own, sell and assign such Securitized Utility Tariff Property and the proceeds thereof to the Issuer; and the Seller, subject to the terms of the Sale Agreement, has validly sold and assigned to the Issuer all of its right, title and interest in, to and under the Securitized Utility Tariff Property and the proceeds thereof, free and clear of any Lien (except for any Lien created by the Issuer under the Basic Documents in favor of the Holders and in accordance with K.S.A. §66-1,245) and such sale and assignment is absolute and irrevocable and has been perfected;

(B)    immediately prior to the conveyance of the Securitized Utility Tariff Property identified in the Bill of Sale to the Issuer pursuant to the Sale Agreement, the attached copy of the Financing Order, creating the Securitized Utility Tariff Property is true and complete and is in full force and effect; and

(C)    the Required Capital Amount has been deposited or caused to be deposited by the Seller with the Indenture Trustee for crediting to the Capital Subaccount.

(g)    Requirements of Series Supplement. Such other funds, accounts, documents, certificates, agreements, instruments or opinions as may be required by the terms of the Series Supplement.

(h)    Other Requirements. Such other documents, certificates, agreements, instruments or opinions as the Indenture Trustee may reasonably require.

SECTION 2.11.    Book-Entry Securitized Utility Tariff Bonds. Unless the Series Supplement provides otherwise, all of the Securitized Utility Tariff Bonds shall be issued in Book-Entry Form, and the Issuer shall execute and the Indenture Trustee shall, in accordance with this Section 2.11 and the Issuer Order, authenticate and deliver one or more Global Securitized Utility Tariff Bonds, evidencing the Securitized Utility Tariff Bonds, which (a) shall be an aggregate original principal amount equal to the aggregate original principal amount of the Securitized Utility Tariff Bonds to be issued pursuant to the Issuer Order, (b) shall be registered in the name of the Clearing Agency therefor or its nominee, which shall initially be Cede & Co., as nominee for The Depository Trust Company, the initial Clearing Agency, (c) shall be delivered by the Indenture Trustee pursuant to such Clearing Agency’s or such nominee’s instructions and (d) shall bear a legend substantially to the effect set forth in Exhibit A to the Form of Series Supplement.

Each Clearing Agency designated pursuant to this Section 2.11 must, at the time of its designation and at all times while it serves as Clearing Agency hereunder, be a “clearing agency” registered under the Exchange Act and any other applicable statute or regulation.

No Holder of Securitized Utility Tariff Bonds issued in Book-Entry Form shall receive a Definitive Securitized Utility Tariff Bond representing such Holder’s interest in any of the Securitized Utility Tariff Bonds, except as provided in Section 2.13. Unless (and until) certificated, fully registered Securitized Utility Tariff Bonds (the “Definitive Securitized Utility Tariff Bonds”) have been issued to the Holders pursuant to Section 2.13 or pursuant to the Series Supplement relating thereto:

(i)    the provisions of this Section 2.11 shall be in full force and effect;

(ii)    the Issuer, the Servicer, the Paying Agent, the Securitized Utility Tariff Bond Registrar and the Indenture Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Securitized Utility Tariff Bonds and the giving of instructions or directions hereunder) as the authorized representative of the Holders;

(iii)    to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section 2.11 shall control;

(iv)    the rights of Holders shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by applicable law and agreements between such Holders and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Letter of Representations, unless and until Definitive Securitized Utility Tariff Bonds are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Securitized Utility Tariff Bonds to such Clearing Agency Participants; and

(v)    whenever this Indenture requires or permits actions to be taken based upon instruction or directions of the Holders evidencing a specified percentage of the Outstanding Amount of Securitized Utility Tariff Bonds, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from the Holders and/or the Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Securitized Utility Tariff Bonds and has delivered such instructions to a Responsible Officer of the Indenture Trustee.

SECTION 2.12.    Notices to Clearing Agency. Unless and until Definitive Securitized Utility Tariff Bonds shall have been issued to Holders pursuant to Section 2.13, whenever notice, payment or other communications to the holders of Book-Entry Securitized Utility Tariff Bonds is required under this Indenture, the Indenture Trustee, the Servicer and the Paying Agent, as applicable, shall make all such payments to, and give all such notices and communications specified herein, to the Clearing Agency.

SECTION 2.13.    Definitive Securitized Utility Tariff Bonds. If (a) (i) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under any Letter of Representations and (ii) the Issuer is unable to locate a qualified successor Clearing Agency, (b) the Issuer, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default hereunder, Holders holding a majority of the Outstanding Amount of Securitized Utility Tariff Bonds maintained as Book-Entry Securitized Utility Tariff Bonds advise the Indenture Trustee, the Issuer and the Clearing Agency (through the Clearing Agency Participants) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Holders, the Issuer shall notify the Clearing Agency, the Indenture Trustee and all such Holders in writing of the occurrence of any such event and of the availability of Definitive Securitized Utility Tariff Bonds to the Holders requesting the same. Upon surrender to the Indenture Trustee of the Global Securitized Utility Tariff Bonds by the Clearing Agency accompanied by registration instructions from such Clearing Agency for registration, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, Definitive Securitized Utility Tariff Bonds in accordance with the instructions of the Clearing Agency. None of the Issuer, the Securitized Utility Tariff Bond Registrar, the Paying Agent or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Securitized Utility Tariff Bonds, the Indenture Trustee shall recognize the Holders of the Definitive Securitized Utility Tariff Bonds as Holders hereunder without need for any consent or acknowledgement from the Holders.

Definitive Securitized Utility Tariff Bonds will be transferable and exchangeable at the offices of the Securitized Utility Tariff Bond Registrar.

SECTION 2.14.    CUSIP Number. The Issuer in issuing any Securitized Utility Tariff Bonds may use a “CUSIP” number and, if so used, the Indenture Trustee shall use the CUSIP number provided to it by the Issuer in any notices to the Holders thereof as a convenience to such Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securitized Utility Tariff Bonds and that reliance may be placed only on the other identification numbers printed on the Securitized Utility Tariff Bonds. The Issuer shall promptly notify the Indenture Trustee in writing of any change in the CUSIP number with respect to any Securitized Utility Tariff Bond.

SECTION 2.15.    Letter of Representations. The Issuer shall comply with the terms of each Letter of Representations applicable to the Issuer.

SECTION 2.16.    Tax Treatment. The Issuer and the Indenture Trustee, by entering into this Indenture, and the Holders and any Persons holding a beneficial interest in any Securitized Utility Tariff Bond, by acquiring any Securitized Utility Tariff Bond or interest therein, (a) express their intention that, solely for the purposes of U.S. federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purposes of state, local and other taxes, the Securitized Utility Tariff Bonds qualify under applicable tax law as indebtedness of the Member secured by the Trust Estate and (b) solely for the purposes of U.S. federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Securitized Utility Tariff Bonds are outstanding, agree to treat the Securitized Utility Tariff Bonds as indebtedness of the Member secured by the Trust Estate unless otherwise required by appropriate taxing authorities.

SECTION 2.17.    State Pledge and Kansas Commission Pledge. Each Securitized Utility Tariff Bond shall state that the Securitization Act provides that the State of Kansas and its agencies, including the Kansas Commission, “hereby pledge and agree with bondholders, the owners of securitized utility tariff property and other financing parties that the state and its agencies shall not take any action listed in this section.1 This subsection does not preclude limitation or alteration if full compensation is made by law for the full protection of the securitized utility tariff charges collected pursuant to a financing order and of the bondholders and any assignee or financing party entering into a contract with the public utility. The prohibited actions are as follows:

(1)

Altering the provisions of this section that authorize the commission to create an irrevocable contract right or chose in action by the issuance of a financing order, to create securitized utility tariff property and to make the securitized utility tariff charges imposed by a financing order irrevocable, binding or nonbypassable charges for all existing and future retail customers within the service area of the public utility;

(2)

taking or permitting any action that impairs or would impair the value of securitized utility tariff property or the security for the security utility tariff bonds or revises the securitized utility tariff costs for which recovery is authorized;

(3)	impairing the rights and remedies of the bondholders, assignees and other financing parties in any way; or

(4)

except for changes made pursuant to the adjustment mechanism authorized under this section, reducing, altering or impairing securitized utility tariff charges that are to be imposed, billed, charged, collected and remitted for the benefit of the bondholders, any assignee and any other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses or charges incurred and any contracts to be performed in connection with the related securitized utility tariff bonds have been paid and performed in full.”[2]

In addition, each Securitized Utility Tariff Bond shall state that the Financing Order provides that “the Kansas Commission affirms the pledge of the State of Kansas set forth in K.S.A. § 66-1,252 and shall not take or permit any of the following actions that would impair the value of the Securitized Utility Tariff Property authorized by the Financing Order, unless otherwise permitted by the Securitization Act:

•

Alter the statute that authorizes the Commission to create an irrevocable contract right or chose in action by the issuance of a Financing Order, to create securitized utility tariff property and to make the Securitized Utility Tariff Charges imposed by a Financing Order irrevocable, binding or nonbypassable charges for all existing and future sales customers within the service area of the public utility;

[1]	K.S.A. § 66-1,252
[2]	K.S.A. § 66-1,252

•

Take any action that would impair the value of Securitized Utility Tariff Property or the security for the Security Utility Tariff Bonds, or revises the Securitized Utility Tariff Costs for which recovery is authorized; impair the rights and remedies of the bondholders, assignees and other financing parties in any way; or,

•

Except for changes made pursuant to the Adjustment Mechanism expressly allowed by law, reduce, alter, or impair the Securitized Utility Tariff Charges to be imposed, billed, charged, collected, and remitted for the benefit of the bondholders, any assignee, and any other financing parties, until any and all principal, interest, premium, financing costs and other fees, expenses or charges incurred and any contracts to be performed in connection with the related Securitized Utility Tariff Bonds have been paid and performed in full.”[3]

The Issuer hereby acknowledges that the purchase of any Securitized Utility Tariff Bond by a Holder or the purchase of any beneficial interest in a Securitized Utility Tariff Bond by any Person and the Indenture Trustee’s obligations to perform hereunder are made in reliance on such agreement and pledge by the State of Kansas and the Kansas Commission.

SECTION 2.18.    Security Interests. The Issuer hereby makes the following representations and warranties. Other than the security interests granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, granted, sold, conveyed or otherwise assigned any interests or security interests in the Trust Estate and no security agreement, financing statement or equivalent security or Lien instrument listing the Issuer as debtor covering all or any part of the Trust Estate is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Issuer in favor of the Indenture Trustee on behalf of the Holders in connection with this Indenture. This Indenture constitutes a valid and continuing Lien on, and first priority perfected security interest in, the Trust Estate in favor of the Indenture Trustee on behalf of the Holders, which Lien and security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. With respect to the Trust Estate, this Indenture, together with the Series Supplement, creates a valid and continuing first priority perfected security interest (as defined in the UCC) in the Trust Estate, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. The Issuer has good and marketable title to the Trust Estate free and clear of any Lien of any Person (except for any Lien created by the Issuer under the Basic Documents in favor of the Holders and in accordance with K.S.A. §66-1,245). All of the Trust Estate constitutes property or accounts, deposit accounts, investment property or general intangibles (as each such term is defined in the UCC), except that

[3]	Financing Order, Part V (Ordering Paragraphs), Paragraph No. 159

proceeds of the Trust Estate may also take the form of instruments. The Issuer has taken, or caused the Servicer to take, all action necessary to perfect the security interest in the Trust Estate granted to the Indenture Trustee, for the benefit of the Holders. The Issuer has filed (or has caused the Servicer to file) all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Trust Estate granted to the Indenture Trustee. The Issuer has not authorized the filing of and is not aware, after due inquiry, of any financing statements against the Issuer that include a description of the Trust Estate other than those filed in favor of the Indenture Trustee. The Issuer is not aware of any judgment or tax lien filings against the Issuer. The Collection Account (including all Subaccounts thereof other than the Capital Subaccount) constitutes a “securities account” within the meaning of the UCC and the Capital Subaccount constitutes a “deposit account” within the meaning of the UCC. The Issuer has taken all steps necessary to cause the Securities Intermediary of each such securities account to identify in its records the Indenture Trustee as the Person having a security entitlement against the Securities Intermediary in such securities account, no Collection Account is in the name of any Person other than the Indenture Trustee, and the Issuer has not consented to the Securities Intermediary of the Collection Account to comply with entitlement orders of any Person other than the Indenture Trustee. All of the Trust Estate constituting investment property has been and will have been credited to the Collection Account or a Subaccount thereof, and the Securities Intermediary for the Collection Account has agreed to treat all assets credited to the Collection Account (other than cash) as “financial assets” within the meaning of the UCC and cash will be allocated to the Capital Subaccount. Accordingly, the Indenture Trustee has a first priority perfected security interest in the Collection Account, all funds and financial assets on deposit therein, and all securities entitlements relating thereto. The representations and warranties set forth in this Section 2.18 shall survive the execution and delivery of this Indenture and the issuance of the Securitized Utility Tariff Bonds, shall be deemed re-made on each date on which any funds in the Collection Account are distributed to the Issuer as provided in Section 8.04 or otherwise released from the Lien of this Indenture and may not be waived by any party hereto except pursuant to a supplemental indenture executed in accordance with Article IX and as to which the Rating Agency Condition has been satisfied.

ARTICLE III

COVENANTS

SECTION 3.01.    Payment of Principal, Premium, if any, and Interest. The principal of and premium, if any, and interest on the Securitized Utility Tariff Bonds shall be duly and punctually paid by the Issuer, or the Servicer on behalf of the Issuer, in accordance with the terms of the Securitized Utility Tariff Bonds and this Indenture and the Series Supplement; provided, that, except on a Final Maturity Date of a tranche or upon the acceleration of the Securitized Utility Tariff Bonds following the occurrence of an Event of Default, the Issuer shall only be obligated to pay the principal of such Securitized Utility Tariff Bonds on each Payment Date therefor to the extent moneys are available for such payment pursuant to Section 8.02. Amounts properly withheld under the Code, the Treasury regulations promulgated thereunder or other tax laws by any Person from a payment to any Holder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Holder for all purposes of this Indenture.

SECTION 3.02.    Maintenance of Office or Agency. The Issuer shall initially maintain in St. Paul, Minnesota an office or agency where Securitized Utility Tariff Bonds may be surrendered for registration of transfer or exchange. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. The Issuer hereby initially appoints the Securitized Utility Tariff Bond Registrar to serve as its agent for the foregoing purposes. Notices or demands to or upon the Issuer may be served at the Corporate Trust Office of the Indenture Trustee. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made at the office of the Indenture Trustee located at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders.

SECTION 3.03.    Money for Payments To Be Held in Trust. As provided in Section 8.02(a), all payments of amounts due and payable with respect to any Securitized Utility Tariff Bonds that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.02(e) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments with respect to any Securitized Utility Tariff Bonds shall be paid over to the Issuer except as provided in this Section 3.03 and Section 8.02.

Each Paying Agent shall meet the eligibility criteria set forth for the Indenture Trustee under Section 6.11. The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(a)    hold all sums held by it for the payment of amounts due with respect to the Securitized Utility Tariff Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b)    give the Indenture Trustee unless the Indenture Trustee is the Paying Agent, the Kansas Commission and the Rating Agencies written notice of any Default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Securitized Utility Tariff Bonds;

(c)    at any time during the continuance of any such Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d)    immediately, with notice to the Rating Agencies, resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Securitized Utility Tariff Bonds if at any time the Paying Agent determines that it has ceased to meet the standards required to be met by a Paying Agent at the time of such determination; and

(e)    comply with all requirements of the Code, the Treasury regulations promulgated thereunder and other tax laws with respect to the withholding from any payments made by it on any Securitized Utility Tariff Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheatment of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Securitized Utility Tariff Bond and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer upon receipt of an Issuer Request; and, subject to Section 10.14, the Holder of such Securitized Utility Tariff Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the written direction and expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

SECTION 3.04.    Existence. The Issuer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the other Basic Documents, the Securitized Utility Tariff Bonds, the Trust Estate and each other instrument or agreement referenced herein or therein.

SECTION 3.05.    Protection of Trust Estate. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all filings with the Kansas Commission, the Secretary of State of the State of Kansas or the Secretary of State of the State of Delaware pursuant to the Financing Order or to the Securitization Act and all financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable, to:

(a)    maintain or preserve the Lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(b)    perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(c)    enforce any of the Trust Estate;

(d)    preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Holders in the Trust Estate against the Claims of all Persons, including a challenge by any party to the validity or enforceability of the Financing Order, the Securitized Utility Tariff Property or any proceeding relating thereto and institute any action or Proceeding necessary to compel performance by the Kansas Commission or the State of Kansas of any of its obligations or duties under the Securitization Act, the State Pledge, the Kansas Commission Pledge, or the Financing Order, as the case may be; and

(e)    pay any and all taxes levied or assessed upon all or any part of the Trust Estate.

The Indenture Trustee is specifically permitted and authorized, but not required to file financing statements covering the Trust Estate, including financing statements that describe the Trust Estate as “all assets” or “all personal property” of the Issuer; provided, however, that such authorization shall not be deemed to be an obligation and it being understood that the Indenture Trustee shall not be responsible for filing any such financing statement unless directed to do so in accordance with the provisions of this Section 3.05 and shall have no obligations or any duty to prepare, authorize, execute or file such documents.

SECTION 3.06.    Opinions as to Trust Estate.

(a)    Not later than March 31 of each calendar year beginning with March 31, 2023, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the execution and filing of any filings with the Kansas Commission, the Secretary of State of the State of Kansas or the Secretary of State of the State of Delaware pursuant to the Securitization Act and the Financing Order, financing statements and continuation statements, as are necessary to maintain the Lien and the perfected security interest created by this Indenture and the Series Supplement and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to maintain the Lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any filings with the Kansas Commission, the Secretary of State of the State of Kansas or the Secretary of State of the State of Delaware, financing statements and continuation statements that will, in the opinion of such counsel, be required within the 12-month period following the date of such opinion to maintain the Lien and the perfected security interest created by this Indenture and the Series Supplement.

(b)    Prior to the effectiveness of any amendment to the Sale Agreement or the Servicing Agreement, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer either (i) stating that, in the opinion of such counsel, all filings, including UCC financing statements and other filings with the Kansas Commission, the Secretary of State of the State of Kansas or the Secretary of State of the State of Delaware pursuant to the Securitization Act or the Financing Order have been executed and filed that are necessary fully to preserve and protect the Lien and the perfected security interest created by this Indenture and the Series Supplement, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect the Lien and the security interest.

SECTION 3.07.    Performance of Obligations; Servicing; SEC Filings.

(a)    The Issuer (i) shall diligently pursue any and all actions to enforce its rights under each instrument or agreement included in the Trust Estate and (ii) shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly provided in this Indenture, the Series Supplement, the Sale Agreement, the Servicing Agreement, or such other instrument or agreement.

(b)    The Issuer may contract with other Persons selected with due care to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee herein or in an Officer’s Certificate shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with KGS to assist the Issuer in performing its duties under this Indenture.

(c)    The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Series Supplement, the other Basic Documents and the instruments and agreements included in the Trust Estate, including filing or causing to be filed all filings with the Kansas Commission, the Secretary of State of the State of Kansas or the Secretary of State of the State of Delaware pursuant to the Securitization Act or the Financing Order, all UCC financing statements and all continuation statements required to be filed by it by the terms of this Indenture, the Series Supplement, the Sale Agreement and the Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(d)    If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement, the Issuer shall promptly give written notice thereof to the Indenture Trustee, the Kansas Commission and the Rating Agencies and shall specify in such notice the response or action, if any, the Issuer has taken or is taking with respect to such Servicer Default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Securitized Utility Tariff Property or the Securitized Utility Tariff Charges, the Issuer shall take all reasonable steps available to it to remedy such failure.

(e)    As promptly as possible after the giving of notice of termination to the Servicer and the Rating Agencies of the Servicer’s rights and powers pursuant to Section 7.01 of the Servicing Agreement, the Indenture Trustee shall, at the written direction either (a) of the Holders evidencing a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds, or (b) of the Kansas Commission, appoint a successor Servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer. A Person shall qualify as a Successor Servicer only if such Person satisfies the requirements of the Servicing Agreement and the Financing Order relating to a Successor Servicer. If, within thirty (30) days after the delivery of the notice referred to above, a new Servicer shall not have been appointed, the Indenture Trustee may, at the expense of the Issuer, petition the Kansas Commission or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, KGS may make such arrangements for the compensation of such Successor Servicer as it and such successor shall agree, subject to the limitations set forth in Section 6.06 of the Servicing Agreement and in the Financing Order.

(f)    Upon any termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, the Indenture Trustee shall promptly notify the Issuer, the Kansas Commission, the Holders and the Rating Agencies of such termination. As soon as a Successor Servicer is appointed, the Indenture Trustee shall notify the Issuer, the Kansas Commission, the Holders and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

(g)    The Issuer shall (or shall cause KGS to) post on its website (which for this purpose may be the website of any direct or indirect parent company of the Issuer) and, to the extent consistent with the Issuer’s and KGS’s obligations under applicable law, file with or furnish to the SEC in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the following information (other than any such information filed with the SEC and publicly available to investors unless the Issuer specifically requests such items to be posted) with respect to the Outstanding Securitized Utility Tariff Bonds, in each case to the extent such information is reasonably available to the Issuer:

(i)    a statement reporting the balances in the Collection Account and in each subaccount of the Collection Account as of all Payment Dates (to be included on the next Form 10-D filed) and as of the end of each year (to be included on the next Form 10-K filed);

(ii)    the Semi-Annual Servicer’s Certificate as required to be submitted pursuant to the Servicing Agreement (to be filed with a Form 10-D, Form 10-K or Form 8-K, or successor forms thereto);

(iii)    the Monthly Servicer’s Certificate as required to be submitted pursuant to the Servicing Agreement;

(iv)    the text (or a link to the website where a reader can find the text) of each filing of a True-Up Adjustment and the results of each such filing;

(v)    any change in the long-term or short-term credit ratings of the Servicer assigned by the Rating Agencies;

(vi)    material legislative enactment or regulatory order or rule directly relevant to the Outstanding Securitized Utility Tariff Bonds (to be filed or furnished in a Form 8-K); and

(vii)    any reports and other information that the Issuer is required to file with the SEC under the Exchange Act, including but not limited to periodic and current reports related to the Securitized Utility Tariff Bonds consistent with the disclosure and reporting regime established in Regulation AB.

Notwithstanding the foregoing, nothing herein shall preclude the Issuer from voluntarily suspending or terminating its filing obligations as Issuer with the SEC to the extent permitted by applicable law. Any such reports or information delivered to the Indenture Trustee for purposes of this Section 3.07(g) is for informational purposes only, and the Indenture Trustee’s receipt of such reports or information shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to conclusively rely on an Officer’s Certificate).

(h)    The Issuer shall direct the Indenture Trustee to post on the Indenture Trustee’s website for investors (based solely on information set forth in the Semi-Annual Servicer’s Certificate) with respect to the Outstanding Securitized Utility Tariff Bonds, to the extent such information is set forth in the Semi-Annual Servicer’s Certificate, a statement showing the balance of Outstanding Securitized Utility Tariff Bonds that reflects the actual payments made on the Securitized Utility Tariff Bonds during the applicable period.

The address of the Indenture Trustee’s website for investors is https://pivot.usbank.com. The Indenture Trustee shall immediately notify the Issuer, the Kansas Commission, the Holders and the Rating Agencies of any change to the address of the website for investors.

(i)    The Issuer shall make all filings required under the Financing Order relating to the transfer of the ownership or security interest in the Securitized Utility Tariff Property other than those required to be made by the Seller or the Servicer pursuant to the Basic Documents.

SECTION 3.08.    Certain Negative Covenants. So long as Securitized Utility Tariff Bonds are Outstanding, the Issuer shall not:

(a)    except as expressly permitted by this Indenture and the other Basic Documents, sell, transfer, convey, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless in accordance with Article V;

(b)    claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Securitized Utility Tariff Bonds (other than amounts properly withheld from such payments under the Code, the Treasury regulations promulgated thereunder or other tax laws) or assert any claim against any present or former Holder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(c)    terminate its existence or dissolve or liquidate in whole or in part, except in a transaction permitted by Section 3.10;

(d)    (i) permit the validity or effectiveness of this Indenture or the other Basic Documents to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Securitized Utility Tariff Bonds under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien (other than the Lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due) or (iii) permit the Lien of this Indenture not to constitute a valid first priority perfected security interest in the Trust Estate;

(e)    elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes or otherwise take any action, file any tax return or make any election inconsistent with the treatment of the Issuer, for U.S. federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the sole owner of the Issuer;

(f)    change its name, identity or structure or the location of its chief executive office or state of formation, unless at least ten (10) Business Days prior to the effective date of any such change the Issuer delivers to the Indenture Trustee (with copies to the Rating Agencies) such documents, instruments or agreements, executed by the Issuer, as are necessary to reflect such change and to continue the perfection of the security interest of this Indenture and the Series Supplement;

(g)    take any action that is subject to a Rating Agency Condition without satisfying the Rating Agency Condition;

(h)    except to the extent permitted by applicable law, voluntarily suspend or terminate its filing obligations with the SEC as described in Section 3.07(g); or

(i)    issue any debt obligations other than the Securitized Utility Tariff Bonds.

SECTION 3.09.    Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, the Kansas Commission and the Rating Agencies not later than March 31 of each year (commencing with March 31, 2023), an Officer’s Certificate stating, as to the Responsible Officer signing such Officer’s Certificate, that:

(a)    a review of the activities of the Issuer during the preceding twelve (12) months ended December 31 (or, in the case of the first such Officer’s Certificate, since the date hereof) and of performance under this Indenture has been made; and

(b)    to the best of such Responsible Officer’s knowledge, based on such review, the Issuer has in all material respects complied with all conditions and covenants under this Indenture throughout such 12-month period (or such shorter period in the case of the first such Officer’s Certificate), or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Responsible Officer and the nature and status thereof.

SECTION 3.10.    Issuer May Consolidate, etc., Only on Certain Terms.

(a)    The Issuer shall not consolidate or merge with or into any other Person or sell substantially all of the assets of the Issuer to any other Person, unless:

(i)    the Person (if other than the Issuer) formed by or surviving such consolidation or merger or to whom substantially all of the assets of the Issuer are sold shall (A) be a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture and the Series Supplement on the part of the Issuer to be performed or observed, all as provided herein and in the Series Supplement, and (C) assume all obligations and succeed to all rights of the Issuer under the Sale Agreement, the Servicing Agreement and the other Basic Documents to which the Issuer is a party (or under which the Issuer has rights) pursuant to an assignment and assumption agreement executed and delivered to the Indenture Trustee;

(ii)    immediately after giving effect to such merger or consolidation, no Default, Event of Default or Servicer Default shall have occurred and be continuing;

(iii)    prior notice shall be given to the Rating Agencies and the Rating Agency Condition shall have been satisfied with respect to such merger or consolidation;

(iv)    the Issuer shall have delivered to KGS, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to KGS and the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service) to the effect that the consolidation or merger will not result in a material adverse U.S. federal or state income tax consequence to the Issuer, KGS, the Indenture Trustee or the then-existing Holders;

(v)    any action as is necessary to maintain the Lien and the perfected security interest in the Trust Estate created by this Indenture and the Series Supplement shall have been taken as evidenced by an Opinion of Counsel of external counsel of the Issuer delivered to the Indenture Trustee; and

(vi)    the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel of external counsel of the Issuer each stating that such consolidation or merger and such supplemental indenture comply with this Indenture and the Series Supplement and that all conditions precedent herein provided for in this Section 3.10(a) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

(b)    Except as specifically provided herein, the Issuer shall not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets included in the Trust Estate, to any Person, unless:

(i)    the Person that acquires the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted, (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein and in the Series Supplement, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of Holders, (D) unless otherwise provided in the supplemental indenture referred to in Section 3.10(b)(i)(B), expressly agrees to indemnify, defend and hold harmless the Issuer and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture, the Series Supplement and the Securitized Utility Tariff Bonds, (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the SEC (and any other appropriate Person) required by the Exchange Act in connection with the Trust Estate and the Securitized Utility Tariff Bonds and (F) if such sale, conveyance, exchange, transfer or disposal relates to the Issuer’s rights and obligations under the Sale Agreement or the Servicing Agreement, assumes all obligations and succeeds to all rights of the Issuer under the Sale Agreement and the Servicing Agreement, as applicable;

(ii)    immediately after giving effect to such transaction, no Default, Event of Default or Servicer Default shall have occurred and be continuing;

(iii)    the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)    the Issuer shall have delivered to KGS, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to KGS, and which may be based on a ruling from the Internal Revenue Service) to the effect that the disposition will not result in a material adverse U.S. federal or state income tax consequence to the Issuer, KGS, the Indenture Trustee or the then-existing Holders;

(v)    any action as is necessary to maintain the Lien and the perfected security interest in the Trust Estate created by this Indenture shall have been taken as evidenced by an Opinion of Counsel of external counsel of the Issuer delivered to the Indenture Trustee; and

(vi)    the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel of external counsel of the Issuer each stating that such sale, conveyance, exchange, transfer or other disposition and such supplemental indenture comply with this Indenture and that all conditions precedent herein provided for in this Section 3.10(b) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

SECTION 3.11.    Successor or Transferee.

(a)    Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)    Except as set forth in Section 6.07, upon a sale, conveyance, exchange, transfer or other disposition of all the assets and properties of the Issuer in accordance with Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture and the other Basic Documents to be observed or performed on the part of the Issuer with respect to the Securitized Utility Tariff Bonds and the Securitized Utility Tariff Property immediately following the consummation of such acquisition upon the delivery of written notice to the Indenture Trustee from the Person acquiring such assets and properties stating that the Issuer is to be so released.

SECTION 3.12.    No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, administering, managing and servicing the Securitized Utility Tariff Property and the assets in the Trust Estate and the issuance of the Securitized Utility Tariff Bonds in the manner contemplated by the Financing Order and this Indenture and the other Basic Documents and activities incidental thereto.

SECTION 3.13.    No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Securitized Utility Tariff Bonds permitted by this Indenture and any other indebtedness expressly permitted by or arising under the Basic Documents.

SECTION 3.14.    Servicer’s Obligations. The Issuer shall enforce the Servicer’s compliance with and performance of all of the Servicer’s material obligations under the Servicing Agreement.

SECTION 3.15.    Guarantees, Loans, Advances and Other Liabilities. Except as otherwise contemplated by the Sale Agreement, the Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.16.    Capital Expenditures. Other than the purchase of Securitized Utility Tariff Property from the Seller under the Sale Agreement, the Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.17.    Restricted Payments. Except as provided in Section 8.04(c), the Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an interest in the Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Issuer, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security or (c) set aside or otherwise segregate any amounts for any such purpose; provided, however, that, if no Event of Default shall have occurred and be continuing or would be caused thereby, the Issuer may make, or cause to be made, any such distributions to any owner of an interest in the Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Issuer using funds distributed to the Issuer pursuant to Section 8.02(e)(x) to the extent that such distributions would not cause the balance of the Capital Subaccount to decline below the Required Capital Amount. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

SECTION 3.18.    Notice of Events of Default. The Issuer agrees to give the Indenture Trustee, the Kansas Commission and the Rating Agencies prompt written notice in the form of an Officer’s Certificate of each Default or Event of Default hereunder as provided in Section 5.01, and upon the actual knowledge of a Responsible Officer of the Issuer thereof each default on the part of the Seller or the Servicer of its obligations under the Sale Agreement or the Servicing Agreement, respectively.

SECTION 3.19.    Further Instruments and Acts. Upon request of the Indenture Trustee or as required by applicable law, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and to maintain the first priority perfected security interest of the Indenture Trustee in the Trust Estate.

SECTION 3.20.    Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee and any representative of the Kansas Commission or Public Staff, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited annually by Independent registered public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent registered public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee, the Kansas Commission and Public Staff shall hold and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by applicable law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder. Notwithstanding anything herein to the contrary, the preceding sentence shall not be construed to prohibit (a) disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee from sources other than the Issuer, provided such parties are rightfully in possession of such information, (b) disclosure of any and all information (i) if required to do so by any applicable statute, law, rule or regulation, (ii) pursuant to any subpoena, civil investigative demand or similar demand or request of any court or regulatory authority exercising its proper jurisdiction, (iii) in any preliminary or final prospectus, registration statement or other document a copy of which has been filed with the SEC, (iv) to any affiliate, independent or internal auditor, agent, employee or attorney of the Indenture Trustee having a need to know the same, provided that such parties agree to be bound by the confidentiality provisions contained in this Section 3.20, or (v) to any Rating Agency or (c) any other disclosure authorized by the Issuer.

SECTION 3.21.    [Reserved.]

SECTION 3.22.    [Reserved.]

SECTION 3.23.    Sale Agreement, Servicing Agreement, and Administration Agreement Covenants.

(a)    The Issuer agrees to take all such lawful actions to enforce its rights under the Sale Agreement, the Servicing Agreement, the Administration Agreement and the other Basic Documents, and to compel or secure the performance and observance by the Seller, the Servicer and the Administrator of each of their respective obligations to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement, the Administration Agreement and the other Basic Documents in accordance with the terms thereof. So long as no Event of Default occurs and is continuing, but subject to Section 3.23(f), the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement and the Administration Agreement; provided, that such action shall not adversely affect the interests of the Holders in any material respect.

(b)    If an Event of Default occurs and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of the Holders of not less than a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds affected thereby or the Kansas Commission, shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Administrator and the Servicer, as the case may be, under or in connection with the Sale Agreement, the Servicing Agreement and the Administration Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, the Administrator or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement, the Servicing Agreement and the Administration Agreement, and any right of the Issuer to take such action shall be suspended.

(c)    Except as set forth in Section 3.23(d), the Administration Agreement, the Sale Agreement and the Servicing Agreement may be amended in accordance with the provisions thereof, so long as the Rating Agency Condition is satisfied in connection therewith, at any time and from time to time, without the consent of the Holders, and with the consent of the Indenture Trustee; provided, that the Indenture Trustee shall provide such consent upon receipt of an Officer’s Certificate evidencing satisfaction of such Rating Agency Condition, an Opinion of Counsel of external counsel of the Issuer evidencing that such amendment is in accordance with the provisions of such Basic Document and, if the amendment increases Ongoing Financing Costs, satisfaction of the Kansas Commission Condition (as described in Section 9.03 hereof, or alternatively, if applicable, Section 13 of the Administration Agreement, Section 6.01(a) of the Sale Agreement or Section 8.01(a) of the Servicing Agreement).

(d)    Except as set forth in Section 3.23(e), if the Issuer, the Seller, the Administrator, the Servicer or any other party to the respective agreement proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of the Sale Agreement, the Administration Agreement, or the Servicing Agreement, or waive timely performance or observance by the Seller, the Administrator, the Servicer or any other party under the Sale Agreement, the Administration Agreement, or the Servicing Agreement, in each case in such a way as would materially and adversely affect the interests of any Holder of Securitized Utility Tariff Bonds, the Issuer shall first notify the Rating Agencies of the proposed amendment, modification, waiver, supplement, termination or surrender and shall promptly notify the Indenture Trustee, the Paying Agent (if not the Indenture Trustee), the Securitized Utility Tariff Bond Register (if not the Indenture Trustee), the Kansas Commission and the Holders in writing of the proposed amendment, modification, waiver, supplement, termination or surrender and whether the Rating Agency Condition has been satisfied with respect thereto (or, pursuant to an Issuer Request, the Indenture Trustee shall so notify the Holders on the Issuer’s behalf). The Indenture Trustee shall consent to such proposed amendment, modification, waiver, supplement, termination or surrender only if the Rating Agency Condition is satisfied and only with the (i) prior written consent of the Holders of not less than a majority of the Outstanding Amount of Securitized Utility Tariff Bonds materially and adversely affected thereby and (ii) if such proposed amendment, modification, waiver, supplement, termination or surrender increases Ongoing Financing Costs, satisfaction of the Kansas Commission Condition (as described in Section 9.03 hereof, or alternatively, if applicable, Section 13 of the Administration Agreement, Section 6.01(a) of the Sale Agreement or Section 8.01(a) of the Servicing Agreement). If any such amendment, modification, waiver, supplement, termination or surrender shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances.

(e)    If the Issuer or the Servicer proposes to amend, modify, waive, supplement, terminate or surrender, or to agree to any material amendment, modification, waiver, supplement, termination or surrender of, the process for True-Up Adjustments, the Issuer shall notify the Indenture Trustee and the Holders and, when required, the Kansas Commission in writing of such proposal (or, pursuant to an Issuer Request, the Indenture Trustee shall so notify the Holders on the Issuer’s behalf), and the Indenture Trustee shall consent thereto with the prior written consent of the Holders of not less than a majority of the Outstanding Amount of Securitized Utility Tariff Bonds affected thereby and only (i) if the Rating Agency Condition has been satisfied with respect thereto and (ii) if such proposed amendment, modification, waiver, supplement, termination or surrender increases Ongoing Financing Costs, satisfaction of the Kansas Commission Condition (as described in Section 9.03).

(f)    Promptly following a default by the Seller under the Sale Agreement or by the Administrator under the Administration Agreement, or the occurrence of a Servicer Default under the Servicing Agreement, and at the Issuer’s expense, the Issuer agrees to take all such lawful actions as the Indenture Trustee may request to compel or secure the performance and observance by each of the Seller, the Administrator or the Servicer, of their obligations under and in accordance with the Sale Agreement, the Servicing Agreement and the Administration Agreement, as the case may be, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with such agreements to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of any default by the Seller, the Administrator or the Servicer, respectively, thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance of their obligations under the Sale Agreement, the Servicing Agreement or the Administration Agreement.

SECTION 3.24.    Taxes. So long as any of the Securitized Utility Tariff Bonds are Outstanding, the Issuer shall pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Trust Estate; provided, that no such tax need be paid if the Issuer is contesting the same in good faith by appropriate Proceedings promptly instituted and diligently conducted and if the Issuer has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

SECTION 3.25.    Notices from Holders. The Issuer shall promptly transmit any notice received by it from the Holders to the Indenture Trustee.

SECTION 3.26.    Volcker Rule. The Issuer is structured so as not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.”

ARTICLE IV

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 4.01.    Satisfaction and Discharge of Indenture; Defeasance.

(a)    This Indenture shall cease to be of further effect with respect to the Securitized Utility Tariff Bonds, and the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute instruments acknowledging satisfaction and discharge of this Indenture with respect to the Securitized Utility Tariff Bonds, when:

(i)    Either:

(A)    all Securitized Utility Tariff Bonds theretofore authenticated and delivered (other than (1) Securitized Utility Tariff Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (2) Securitized Utility Tariff Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in the last paragraph of Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(B)    either (1) the Scheduled Final Payment Date has occurred with respect to all Securitized Utility Tariff Bonds not theretofore delivered to the Indenture Trustee for cancellation or (2) the Securitized Utility Tariff Bonds will be due and payable on the Scheduled Final Payment Date within one year, and, in any such case, the Issuer has irrevocably deposited or caused to be irrevocably deposited in trust with the Indenture Trustee (i) cash and/or (ii) U.S. Government Obligations that through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient to pay principal of and premium, if any, and interest on the Securitized Utility Tariff Bonds not theretofore delivered to the Indenture Trustee for cancellation, Ongoing Financing Costs and all other sums payable hereunder by the Issuer with respect to the Securitized Utility Tariff Bonds when scheduled to be paid and to discharge the entire indebtedness on the Securitized Utility Tariff Bonds when due;

(ii)    the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(iii)    pursuant to Section 10.04, the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel of external counsel of the Issuer and (if required by the Trust Indenture Act or the Indenture Trustee) an Independent Certificate from a firm of registered public accountants, each meeting the applicable requirements of Section 10.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securitized Utility Tariff Bonds have been complied with.

(b)    Subject to Section 4.01(c) and Section 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Securitized Utility Tariff Bonds (“Legal Defeasance Option”) or (ii) its obligations under Section 3.04, Section 3.05, Section 3.06, Section 3.07, Section 3.08, Section 3.09, Section 3.10, Section 3.12, Section 3.13, Section 3.14, Section 3.15, Section 3.16, Section 3.17, Section 3.18 and Section 3.19 and the operation of Section 5.01(c) with respect to the Securitized Utility Tariff Bonds (“Covenant Defeasance Option”). The Issuer may exercise the Legal Defeasance Option with respect to the Securitized Utility Tariff Bonds notwithstanding its prior exercise of the Covenant Defeasance Option.

If the Issuer exercises the Legal Defeasance Option, the maturity of the Securitized Utility Tariff Bonds may not be accelerated because of an Event of Default. If the Issuer exercises the Covenant Defeasance Option, the maturity of the Securitized Utility Tariff Bonds may not be accelerated because of an Event of Default specified in Section 5.01(c).

Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option of the Securitized Utility Tariff Bonds, the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

(c)    Notwithstanding Section 4.01(a) and Section 4.01(b), (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Securitized Utility Tariff Bonds, (iii) rights of Holders to receive payments of principal, premium, if any, and interest, (iv) Section 4.03 and Section 4.04, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.03) and (vi) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Indenture Trustee payable to all or any of them, each shall survive until the Securitized Utility Tariff Bonds as to which this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section 4.01(a) or Section 4.01(b). Thereafter the obligations, rights, indemnities and immunities in Section 6.07 and Section 4.04 shall survive.

SECTION 4.02.    Conditions to Defeasance. The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to the Securitized Utility Tariff Bonds only if:

(a)    the Issuer has irrevocably deposited or caused to be irrevocably deposited in trust with the Indenture Trustee (i) cash or (ii) U.S. Government Obligations that through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on the Securitized Utility Tariff Bonds not therefore delivered to the Indenture Trustee for cancellation and Ongoing Financing Costs and all other sums payable hereunder by the Issuer with respect to the Securitized Utility Tariff Bonds when scheduled to be paid and to discharge the entire indebtedness on the Securitized Utility Tariff Bonds when due;

(b)    the Issuer delivers to the Indenture Trustee a certificate from a nationally recognized firm of Independent registered public accountants expressing its opinion that the payments of principal of and interest on the deposited U.S. Government Obligations when due and without reinvestment plus any deposited cash will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Securitized Utility Tariff Bonds (i) principal in accordance with the Expected Sinking Fund Schedule therefor, (ii) interest when due and (iii) Ongoing Financing Costs and all other sums payable hereunder by the Issuer with respect to the Securitized Utility Tariff Bonds;

(c)    in the case of the Legal Defeasance Option, ninety-five (95) days after the deposit is made and during the ninety-five (95)-day period no Default specified in Section 5.01(e) or Section 5.01(f) occurs that is continuing at the end of the period;

(d)    no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

(e)    in the case of an exercise of the Legal Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of execution of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(f)    in the case of an exercise of the Covenant Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(g)    the Issuer delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance Option or the Covenant Defeasance Option, as applicable, have been complied with as required by this Article IV;

(h)    the Issuer delivers to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer to the effect that: (i) in a case under the Bankruptcy Code in which KGS (or any of its Affiliates, other than the Issuer) is the debtor, the court would hold that the deposited cash or U.S. Government Obligations would not be in the bankruptcy estate of KGS (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations); and (ii) in the event KGS (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations) were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of KGS (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations) and the Issuer so as to order substantive consolidation under the Bankruptcy Code of the Issuer’s assets and liabilities with the assets and liabilities of KGS or such other Affiliate; and

(i)    the Rating Agency Condition shall have been satisfied with respect to the exercise of any Legal Defeasance Option or Covenant Defeasance Option.

Notwithstanding any other provision of this Section 4.02, no delivery of moneys or U.S. Government Obligations to the Indenture Trustee shall terminate any obligation of the Issuer to the Indenture Trustee under this Indenture or the Series Supplement or any obligation of the Issuer to apply such moneys or U.S. Government Obligations under Section 4.03 until principal of and premium, if any, and interest on the Securitized Utility Tariff Bonds shall have been paid in accordance with the provisions of this Indenture and the Series Supplement.

SECTION 4.03.    Application of Trust Money. All moneys or U.S. Government Obligations deposited with the Indenture Trustee pursuant to Section 4.01 or Section 4.02 shall be held in trust and applied by it, in accordance with the provisions of the Securitized Utility Tariff Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of all sums due and to become due thereon for principal, premium, if any, and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by applicable law. Notwithstanding anything to the contrary in this Article IV, the Indenture Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any moneys or U.S. Government Obligations held by it pursuant to Section 4.02 that, in the opinion of a nationally recognized firm of Independent registered public accountants expressed in a written certification thereof delivered to the Indenture Trustee (and not at the cost or expense of the Indenture Trustee), are in excess of the amount thereof that would be required to be deposited for the purpose for which such moneys or U.S. Government Obligations were deposited; provided, that any such payment shall be subject to the satisfaction of the Rating Agency Condition.

SECTION 4.04.    Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to Securitized Utility Tariff Bonds, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

REMEDIES

SECTION 5.01.    Events of Default. “Event of Default” means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)    default in the payment of any interest on any Securitized Utility Tariff Bond when the same becomes due and payable (whether such failure to pay interest is caused by a shortfall in Securitized Utility Tariff Charges received or otherwise), and such default shall continue for a period of five (5) Business Days;

(b)    default in the payment of the then unpaid principal of any Securitized Utility Tariff Bond on the Final Maturity Date;

(c)    default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than defaults specified in Section 5.01(a) or Section 5.01(b)), and such default shall continue or not be cured, for a period of thirty (30) days after the earlier of (i) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least twenty-five (25) percent of the Outstanding Amount of the Securitized Utility Tariff Bonds, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (ii) the date that the Issuer has actual knowledge of the default;

(d)    any representation or warranty of the Issuer made in this Indenture, the Series Supplement or in any certificate or other writing delivered pursuant hereto or the Series Supplement or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, within thirty (30) days after the earlier of (i) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least twenty-five (25) percent of the Outstanding Amount of the Securitized Utility Tariff Bonds, a written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (ii) the date the Issuer has actual knowledge of the default;

(e)    the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case or Proceeding under any applicable U.S. federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days;

(f)    the commencement by the Issuer of a voluntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case or Proceeding under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

(g)    any act or failure to act by the State of Kansas or any of its agencies (including the Kansas Commission), officers or employees that violates the State Pledge or the Kansas Commission Pledge, as the case may be, or is not in material accordance with the State Pledge or the Kansas Commission Pledge.

The Issuer shall deliver to a Responsible Officer of the Indenture Trustee and to the Rating Agencies, within five (5) days after a Responsible Officer of the Issuer has knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event (i) that is an Event of Default under Section 5.01(a), Section 5.01(b), Section 5.01(f), or Section 5.01(g) or (ii) that with the giving of notice, the lapse of time, or both, would become an Event of Default under Section 5.01(c), Section 5.01(d) or Section 5.01(e), including, in each case, the status of such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 5.02.    Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default under Section 5.01(g)) should occur and be continuing, then and in every such case the Indenture Trustee or the Holders representing not less than a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds may declare the

Securitized Utility Tariff Bonds to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee and the Kansas Commission if given by Holders), and upon any such declaration the unpaid principal amount of the Securitized Utility Tariff Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders representing a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds, by written notice to the Issuer, the Kansas Commission and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(a)    the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(i)    all payments of principal of and premium, if any, and interest on all Securitized Utility Tariff Bonds due and owing at such time as if such Event of Default had not occurred and was not continuing and all other amounts that would then be due hereunder or upon the Securitized Utility Tariff Bonds if the Event of Default giving rise to such acceleration had not occurred and was not continuing; and

(ii)    all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, indemnities and expenses of the Indenture Trustee; provided, that, the Indenture Trustee shall not be obligated to pay or advance any sums hereunder from its own funds after an Event of Default, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(b)    all Events of Default, other than the nonpayment of the principal of the Securitized Utility Tariff Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.03.    Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)    If an Event of Default under Section 5.01(a) or Section 5.01(b) has occurred and is continuing, subject to Section 10.16, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and, subject to the limitations on recourse set forth herein, may enforce the same against the Issuer or other obligor upon the Securitized Utility Tariff Bonds and collect in the manner provided by applicable law out of the property of the Issuer or other obligor upon the Securitized Utility Tariff Bonds wherever situated the moneys payable, or the Trust Estate and the proceeds thereof, the whole amount then due and payable on the Securitized Utility Tariff Bonds for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the respective rate borne by the Securitized Utility Tariff Bonds and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)    If an Event of Default (other than an Event of Default under Section 5.01(g)) occurs and is continuing, the Indenture Trustee shall, as more particularly provided in Section 5.04, proceed to protect and enforce its rights and the rights of the Holders, by such appropriate Proceedings as the Indenture Trustee (subject to Section 5.11) shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture and the Series Supplement or by applicable law, including foreclosing or otherwise enforcing the Lien of the Trust Estate or applying to the Kansas Commission or a court of competent jurisdiction for sequestration of revenues arising with respect to the Securitized Utility Tariff Property.

(c)    If an Event of Default under Section 5.01(e) or Section 5.01(f) has occurred and is continuing, the Indenture Trustee, irrespective of whether the principal of any Securitized Utility Tariff Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.03, shall be entitled and empowered, by intervention in any Proceedings related to such Event of Default or otherwise:

(i)    to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securitized Utility Tariff Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Holders allowed in such Proceedings;

(ii)    unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee in bankruptcy, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Holders and of the Indenture Trustee on their behalf; and

(iv)    to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders allowed in any Proceeding relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Holders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(d)    Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securitized Utility Tariff Bonds or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(e)    All rights of action and of asserting claims under this Indenture, or under any of the Securitized Utility Tariff Bonds, may be enforced by the Indenture Trustee without the possession of any of the Securitized Utility Tariff Bonds or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

SECTION 5.04.    Remedies; Priorities.

(a)    If an Event of Default (other than an Event of Default under Section 5.01(g)) shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

(i)    institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Securitized Utility Tariff Bonds or under this Indenture with respect thereto, whether by declaration of acceleration or otherwise, and, subject to the limitations on recovery set forth herein, enforce any judgment obtained, and collect from the Issuer or any other obligor moneys adjudged due, upon the Securitized Utility Tariff Bonds;

(ii)    institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)    exercise any remedies of a secured party under the UCC, the Securitization Act or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders;

(iv)    at the written direction of the Holders of not less than a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds, either sell all or a portion of the Trust Estate or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by applicable law, or elect that the Issuer maintain possession of all or a portion of the Trust Estate pursuant to Section 5.05 and at the written direction of the Holders of not less than a majority of the Outstanding Amount of the

Securitized Utility Tariff Bonds then Outstanding and declared to have been due and payable, continue to apply the Securitized Utility Tariff Charges and apply distributions on the Trust Estate as if there had been no declaration of acceleration; and

(v)    exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Administrator or the Servicer under or in connection with, and pursuant to the terms of, the Sale Agreement, the Administration Agreement or the Servicing Agreement;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate any portion of the Trust Estate following such an Event of Default, other than an Event of Default described in Section 5.01(a) or Section 5.01(b), unless (A) the Holders of 100 percent of the Outstanding Amount of the Securitized Utility Tariff Bonds consent thereto, (B) the proceeds of such sale or liquidation distributable to the Holders are sufficient to discharge in full all amounts then due and unpaid upon the Securitized Utility Tariff Bonds for principal, premium, if any, and interest after taking into account payment of all amounts due prior thereto pursuant to the priorities set forth in Section 8.02(e) or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for all payments on the Securitized Utility Tariff Bonds as they would have become due if the Securitized Utility Tariff Bonds had not been declared due and payable, and the Indenture Trustee obtains the written consent of Holders of at least two-thirds (2/3) of the Outstanding Amount of the Securitized Utility Tariff Bonds. In determining such sufficiency or insufficiency with respect to clause (B) above and clause (C) above, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose, at Issuer’s expense.

(b)    If an Event of Default under Section 5.01(g) shall have occurred and be continuing, the Indenture Trustee, for the benefit of the Holders, shall be entitled and empowered, to the extent permitted by applicable law, to institute or participate in Proceedings necessary to compel performance of or to enforce the State Pledge or the Kansas Commission Pledge, as the case may be, and to collect any monetary damages incurred by the Holders or the Indenture Trustee as a result of any such Event of Default, and may prosecute any such Proceeding to final judgment or decree. Such remedy shall be the only remedy that the Indenture Trustee may exercise if the only Event of Default that has occurred and is continuing is an Event of Default under Section 5.01(g).

(c)    If the Indenture Trustee collects any money pursuant to this Article V, it shall pay out such money in accordance with the priorities set forth in Section 8.02(e) without regard to the Indenture Trustee Cap.

SECTION 5.05.    Optional Preservation of the Trust Estate. If the Securitized Utility Tariff Bonds have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of all or a portion of the Trust Estate. It is the desire of the parties hereto and the Holders that there be at all times sufficient funds for the payment of principal of and premium, if any, and interest on the Securitized Utility Tariff Bonds, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate or sell or liquidate the same, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

SECTION 5.06.    Limitation of Suits. No Holder of any Securitized Utility Tariff Bond shall have any right to institute any Proceeding, judicial or otherwise, to avail itself of any remedies provided in the Securitization Act or to avail itself of the right to foreclose on the Trust Estate or otherwise enforce the Lien and the security interest on the Trust Estate with respect to this Indenture and the Series Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)    such Holder previously has given written notice to the Indenture Trustee of a continuing Event of Default;

(b)    the Holders of not less than a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c)    such Holder or Holders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(d)    the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(e)    no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60)-day period by the Holders of not less than a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two (2) or more groups of Holders, each representing less than a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds, the Indenture Trustee in its sole discretion may file a petition with a court of competent jurisdiction to resolve such conflict or determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.07.    Unconditional Rights of Holders To Receive Principal, Premium, if any, and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Securitized Utility Tariff Bond shall have the right, which is absolute and unconditional,

(a) to receive payment of (i) the interest, if any, on such Securitized Utility Tariff Bond on the due dates thereof expressed in such Securitized Utility Tariff Bond or in this Indenture or (ii) the unpaid principal, if any, of the Securitized Utility Tariff Bonds on the Final Maturity Date and (b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.08.    Restoration of Rights and Remedies. If the Indenture Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case the Issuer, the Indenture Trustee and the Holders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such Proceeding had been instituted.

SECTION 5.09.    Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by applicable law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10.    Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by applicable law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

SECTION 5.11.    Control by Holders. The Holders of not less than a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Securitized Utility Tariff Bonds or exercising any trust or power conferred on the Indenture Trustee with respect to the Securitized Utility Tariff Bonds; provided, that:

(a)    such direction shall not be in conflict with any rule of applicable law or with this Indenture or the Series Supplement and shall not involve the Indenture Trustee in any personal liability or expense;

(b)    subject to other conditions specified in Section 5.04, any direction to the Indenture Trustee to sell or liquidate any of the Trust Estate shall be by the Holders representing not less than 100 percent of the Outstanding Amount of the Securitized Utility Tariff Bonds;

(c)    if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to Section 5.05, then any direction to the Indenture Trustee by Holders representing less than 100 percent of the Outstanding Amount of the Securitized Utility Tariff Bonds to sell or liquidate the Trust Estate or any portion thereof shall be of no force and effect; and

(d)    the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that the Indenture Trustee’s duties shall be subject to Section 6.01, and the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Holders not consenting to such action. Furthermore and without limiting the foregoing, the Indenture Trustee shall not be required to take any action for which it reasonably believes that it will not be indemnified to its satisfaction against any cost, expense, loss or liabilities.

SECTION 5.12.    Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Securitized Utility Tariff Bonds as provided in Section 5.02, the Holders representing a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds, by written notice to the Indenture Trustee, may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or premium, if any, or interest on any of the Securitized Utility Tariff Bonds or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Securitized Utility Tariff Bond. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.13.    Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Securitized Utility Tariff Bond by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Holder, or group of Holders, in each case holding in the aggregate more than ten (10) percent of the Outstanding Amount of the Securitized Utility Tariff Bonds or (c) any suit instituted by any Holder for the enforcement of the payment of (i) interest on any Securitized Utility Tariff Bond on or after the due dates expressed in such Securitized Utility Tariff Bond and in this Indenture or (ii) the unpaid principal, if any, of any Securitized Utility Tariff Bond on or after the Final Maturity Date for the Securitized Utility Tariff Bonds.

SECTION 5.14.    Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon or plead or, in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15.    Action on Securitized Utility Tariff Bonds. The Indenture Trustee’s right to seek and recover judgment on the Securitized Utility Tariff Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Holders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or any other assets of the Issuer.

ARTICLE VI

THE INDENTURE TRUSTEE

SECTION 6.01.    Duties of Indenture Trustee.

(a)    If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(i)    the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)    in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    The Indenture Trustee may not be relieved from liability for its own negligent action, its own bad faith, its own negligent failure to act or its own willful misconduct, except that:

(i)    this Section 6.01(c) does not limit the effect of Section 6.01(b);

(ii)    the Indenture Trustee shall not be liable for any error of judgment made in good faith by the Indenture Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)    the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder.

(d)    Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to Section 6.01(a), Section 6.01(b) and Section 6.01(c).

(e)    The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)    Money held by the Indenture Trustee need not be segregated from other funds held by the Indenture Trustee except to the extent required by applicable law or the terms of this Indenture, the Sale Agreement, the Servicing Agreement or the Administration Agreement.

(g)    No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(h)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01 and to the provisions of the Trust Indenture Act.

(i)    In the event that U.S. Bank Trust Company, National Association is also acting as Paying Agent or Securitized Utility Tariff Bond Registrar hereunder, the protections of this Article VI shall also be afforded to U.S. Bank Trust Company, National Association in its capacity as Paying Agent or Securitized Utility Tariff Bond Registrar.

(j)    Except for the express duties of the Indenture Trustee with respect to the administrative functions set forth in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect the Securitized Utility Tariff Property or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Securitized Utility Tariff Charges.

(k)    Under no circumstance shall the Indenture Trustee be liable for any indebtedness of the Issuer, the Servicer or the Seller evidenced by or arising under the Securitized Utility Tariff Bonds or the Basic Documents. None of the provisions of this Indenture shall in any event require the Indenture Trustee to perform or be responsible for the performance of any of the Servicer’s obligations under the Basic Documents.

(l)    Commencing with March 15, 2023, on or before March 15th of each fiscal year ending December 31, so long as the Issuer is required to file Exchange Act reports, the Indenture Trustee shall (i) deliver to the Issuer a report (in form and substance reasonably satisfactory to the Issuer and addressed to the Issuer and signed by an authorized officer of the Indenture Trustee) regarding the Indenture Trustee’s assessment of compliance, during the preceding fiscal year ended December 31, with each of the applicable servicing criteria specified on Exhibit C as required under Rule 13a-18 and Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB and (ii) deliver to the Issuer a report of an Independent registered public accounting firm reasonably acceptable to the Issuer that attests to and reports on, in accordance with Rule 1-02(a)(3) and Rule 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, the assessment of compliance made by the Indenture Trustee and delivered pursuant to Section 6.01(l)(i).

(m)    The Indenture Trustee shall not be required to take any action it is directed to take under this Indenture if the Indenture Trustee determines in good faith that the action so directed is inconsistent with this Indenture, any other Basic Document or applicable law, or would involve the Indenture Trustee in personal liability.

(n)    In no event shall the Indenture Trustee be liable for failure to perform its duties hereunder or under any other Basic Document if such failure is a direct result of another party’s failure to perform its obligations hereunder or thereunder.

(o)    Any discretion, permissive right or privilege of the Indenture Trustee hereunder shall not be deemed to be or otherwise construed as a duty or obligation.

SECTION 6.02.    Rights of Indenture Trustee.

(a)    The Indenture Trustee may conclusively rely and shall be fully protected in relying on any document (including electronic documents and communications delivered in accordance with the terms of this Indenture) believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in such document.

(b)    Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel, which counsel may be an employee of or counsel to the Issuer or the Seller and which shall be reasonably satisfactory to the Indenture Trustee, or, in the Indenture Trustee’s sole judgment, external counsel of the Issuer (at no cost or expense to the Indenture Trustee) that such action is required or permitted hereunder. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)    The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder. The Indenture Trustee shall give prompt written notice to the Issuer, in which case the Issuer shall then give prompt written notice to the Rating Agencies, of the appointment of any such agent, custodian or nominee to whom it delegates any of its express duties under this Indenture; provided, that the Indenture Trustee shall not be obligated to give such notice (i) if the Issuer or the Holders have directed the Indenture Trustee to appoint such agent, custodian or nominee (in which event the Issuer shall give prompt notice to the Rating Agencies of any such direction) or (ii) of the appointment of any agents, custodians or nominees made at any time that an Event of Default of the Issuer has occurred and is continuing.

(d)    The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)    The Indenture Trustee may consult with counsel, accountants and other experts, and the advice or opinion of such counsel with respect to legal matters and such accountants or other experts with respect to other matters relating to this Indenture and the Securitized Utility Tariff Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel, accountants and other experts. Any reasonable fees of such counsel, accountants or other experts incurred by the Indenture Trustee shall be payable to the Indenture Trustee from amounts held in the Collection Account in accordance with the provisions set forth in Section 8.02(e).

(f)    The Indenture Trustee shall be under no obligation (i) to take any action or exercise any of the rights or powers vested in it by this Indenture or any other Basic Document at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture and the Series Supplement, or (ii) to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, or to investigate any matter, at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture and the Series Supplement or otherwise, unless requested to do so by Holders holding not less than 25% of the Outstanding Amount of Securitized Utility Tariff Bonds and such Holders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred.

(g)    The Indenture Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(h)    Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or an Issuer Order.

(i)    Whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.

(j)    The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

(k)    In no event shall the Indenture Trustee be responsible or liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)    In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics, pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Indenture Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(m)    The Indenture Trustee shall not be deemed to have notice of any Servicer Default, Default or Event of Default unless it has actual knowledge or written notice of any event which is in fact such a Default is received by a Responsible Officer of the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Securitized Utility Tariff Bonds and this Indenture.

(n)    The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(o)    Beyond the exercise of reasonable care in the custody thereof, the Indenture Trustee will have no duty as to any Trust Estate in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Indenture Trustee will be deemed to have exercised reasonable care in the custody of the Trust Estate in its possession if the Trust Estate is accorded treatment substantially equal to that which it accords its own property, and the Indenture Trustee will not be liable or responsible for any loss or diminution in the value of any of the Trust Estate by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Indenture Trustee in good faith.

(p)    The Indenture Trustee will not be responsible for the existence, genuineness or value of any of the Trust Estate or for the validity, sufficiency, perfection, priority or enforceability of the Liens in any of the Trust Estate, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Indenture Trustee. The Indenture

Trustee shall not be responsible for the validity of the title of any grantor to the collateral, for insuring the Trust Estate or for the payment of taxes, charges, assessments or Liens upon the Trust Estate or otherwise as to the maintenance of the Lien of the Trust Estate.

(q)    In the event that the Indenture Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Indenture Trustee’s sole discretion may cause the Indenture Trustee, as applicable, to be considered an “owner or operator” under any environmental laws or otherwise cause the Indenture Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Indenture Trustee reserves the right, instead of taking such action, either to resign as Indenture Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Indenture Trustee will not be liable to any person for any environmental claims or any environmental liabilities or contribution actions under any federal, state or local law, rule or regulation by reason of the Indenture Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

SECTION 6.03.    Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Securitized Utility Tariff Bonds and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Securitized Utility Tariff Bond Registrar, co-registrar or co-paying agent or agent appointed under Section 3.02 may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11 and Section 6.12.

SECTION 6.04.    Indenture Trustee’s Disclaimer.

(a)    The Indenture Trustee shall not be responsible for and makes no representation (other than as set forth in Section 6.13) as to the validity or adequacy of this Indenture or the Securitized Utility Tariff Bonds, it shall not be accountable for the Issuer’s use of the proceeds from the Securitized Utility Tariff Bonds, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Securitized Utility Tariff Bonds or in the Securitized Utility Tariff Bonds other than the Indenture Trustee’s certificate of authentication. The Indenture Trustee shall not be responsible for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate (or for the perfection or priority of the Liens thereon), or for or in respect of the validity or sufficiency of the Securitized Utility Tariff Bonds (other than the certificate of authentication for the Securitized Utility Tariff Bonds) or the Basic Documents, and the Indenture Trustee shall in no event assume or incur any liability, duty or obligation to any Holder, other than as expressly provided in this Indenture. The Indenture Trustee shall not be liable for the default or misconduct of the Issuer, the Seller or the Servicer under the Basic Documents or otherwise, and the Indenture Trustee shall have no obligation or liability to perform the obligations of the Issuer or such Persons.

(b)    The Indenture Trustee shall not be responsible for (i) the validity of the title of the Issuer to the Trust Estate, (ii) insuring the Trust Estate or (iii) the payment of taxes, charges, assessments or Liens upon the Trust Estate or otherwise as to the maintenance of the Trust Estate. The Indenture Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any of the other Basic Documents. The Indenture Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Trust Estate.

SECTION 6.05.    Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee or a Responsible Officer of the Indenture Trustee has been notified in writing of such Default, the Indenture Trustee shall deliver to each Rating Agency, to the Kansas Commission (pursuant to Section 10.04(e)) and each Holder of Securitized Utility Tariff Bonds notice of the Default within ten (10) Business Days after actual notice of such Default was received by a Responsible Officer of the Indenture Trustee (provided that the Indenture Trustee shall give the Rating Agencies prompt notice of any payment default in respect of the Securitized Utility Tariff Bonds). Except in the case of a Default in payment of principal of and premium, if any, or interest on any Securitized Utility Tariff Bond, the Indenture Trustee may withhold the notice of the Default if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Holders. In no event shall the Indenture Trustee be deemed to have knowledge of a Default (other than a Default in payment of principal of and premium, if any, or interest on any Securitized Utility Tariff Bond) unless a Responsible Officer of the Indenture Trustee shall have actual knowledge of a Default or shall have received written notice thereof.

SECTION 6.06.    Reports by Indenture Trustee to Holders.

(a)    So long as Securitized Utility Tariff Bonds are Outstanding and the Indenture Trustee is the Securitized Utility Tariff Bond Registrar and Paying Agent, upon the written request of any Holder or the Issuer, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Indenture Trustee shall deliver to each relevant current or former Holder such information in its possession as may be required to enable such Holder to prepare its U.S. federal income and any applicable local or state tax returns. If the Securitized Utility Tariff Bond Registrar and Paying Agent is other than the Indenture Trustee, such Securitized Utility Tariff Bond Registrar and Paying Agent, within the prescribed period of time for tax reporting purposes after the end of each calendar year, shall deliver to each relevant current or former Holder such information in its possession as may be required to enable such Holder to prepare its U.S. federal income and any applicable local or state tax returns.

(b)    On or prior to each Payment Date or Special Payment Date therefor, the Indenture Trustee will make available electronically on its reporting website to each Holder of the Securitized Utility Tariff Bonds on such Payment Date or Special Payment Date and the Kansas Commission a statement as provided and prepared by the Servicer, which will include (to the extent applicable) the following information (and any other information so specified in the Series Supplement) as to the Securitized Utility Tariff Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(i)    the amount of the payment to Holders allocable to principal, if any;

(ii)    the amount of the payment to Holders allocable to interest;

(iii)    the aggregate Outstanding Amount of the Securitized Utility Tariff Bonds, before and after giving effect to any payments allocated to principal reported under Section 6.06(b)(i);

(iv)    the difference, if any, between the amount specified in Section 6.06(b)(iii) and the Outstanding Amount specified in the related Expected Sinking Fund Schedule;

(v)    any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

(vi)    the amounts on deposit in the Capital Subaccount and the Excess Funds Subaccount, after giving effect to the foregoing payments.

(c)    The Issuer shall send a copy of each of the Certificate of Compliance delivered to it pursuant to Section 3.02(a) of the Servicing Agreement and the Annual Accountant’s Report delivered to it pursuant to Section 3.03(a) of the Servicing Agreement to the Kansas Commission, the Rating Agencies, the Indenture Trustee and to the Servicer for posting on the 17g-5 Website in accordance with Rule 17g-5 under the Exchange Act. A copy of such certificate and report may be obtained by any Holder by a request in writing to the Indenture Trustee.

SECTION 6.07.    Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee’s compensation shall not, to the extent permitted by applicable law, be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify and hold harmless the Indenture Trustee and its officers, directors, employees and agents from and against any and all cost, damage, loss, liability, tax or expense (including reasonable fees and expenses of its agents, counsel, accountants and experts and any reasonable out-of-pocket expenses) directly or indirectly incurred by the Indenture Trustee or such Persons in connection with the administration and the enforcement of this Indenture (including the Issuer’s indemnification obligations under this Section 6.07), the Series Supplement and the other Basic Documents and the Indenture Trustee’s rights, powers, duties and obligations under this Indenture, the Series Supplement and the other Basic Documents and the performance of its duties hereunder, including the cost and expense of enforcing this Indenture (including this Section) and defending itself against any claim or liability in connection with the exercise of such duties, and thereunder and obligations under or pursuant to this Indenture, the Series Supplement and the other Basic Documents other than any such tax on the compensation of the Indenture Trustee for its services as Indenture Trustee. The Indenture Trustee shall notify the Issuer as soon as is reasonably practicable of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim, the Indenture Trustee may have separate counsel, and the Issuer shall pay the reasonable fees and expenses of such counsel. Notwithstanding the foregoing or any other provision of this Indenture, the Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

The payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the termination or satisfaction and discharge of this Indenture and Series Supplement or the earlier resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(e) or Section 5.01(f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable U.S. federal or state bankruptcy, insolvency or similar law.

SECTION 6.08.    Replacement of Indenture Trustee and Securities Intermediary.

(a)    The Indenture Trustee may resign at any time upon thirty (30) days’ prior written notice to the Issuer subject to Section 6.08(c). The Holders of not less than a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds may remove the Indenture Trustee by so notifying the Indenture Trustee in writing not less than thirty-one (31) days prior to the date of removal and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i)    the Indenture Trustee fails to comply with Section 6.11;

(ii)    the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii)    a receiver or other public officer takes charge of the Indenture Trustee or its property;

(iv)    the Indenture Trustee otherwise becomes incapable of acting; or

(v)    the Indenture Trustee fails to provide to the Issuer any information reasonably requested by the Issuer pertaining to the Indenture Trustee and necessary for the Issuer or KGS to comply with its respective reporting obligations under the Exchange Act and Regulation AB and such failure is not resolved to the Issuer’s and the Indenture Trustee’s mutual satisfaction within a reasonable period of time.

Any removal or resignation of the Indenture Trustee shall also constitute a removal or resignation of the Securities Intermediary.

(b)    If the Indenture Trustee gives notice of resignation or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee and a successor Securities Intermediary.

(c)    Each of the successor Indenture Trustee and the successor Securities Intermediary shall deliver a written acceptance of its appointment as the Indenture Trustee and as the Securities Intermediary, as applicable, to the retiring Indenture Trustee, the retiring Securities Intermediary and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee and the retiring Securities Intermediary shall become effective, and the successor

Indenture Trustee and the successor Securities Intermediary shall have all the rights, powers and duties of the Indenture Trustee and Securities Intermediary, as applicable, under this Indenture and the other Basic Documents. No resignation or removal of the Indenture Trustee pursuant to this Section 6.08 shall become effective until acceptance of the appointment by a successor Indenture Trustee having the qualifications set forth in Section 6.11. Notice of any such appointment shall be promptly given to each Rating Agency by the successor Indenture Trustee. The successor Indenture Trustee shall mail a notice of its succession to Holders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

(d)    If a successor Indenture Trustee or a successor Securities Intermediary does not take office within sixty (60) days after the retiring Indenture Trustee or the retiring Securities Intermediary, as the case may be, resigns or is removed, the retiring Indenture Trustee or the retiring Securities Intermediary, as the case may be, the Issuer or the Holders of a majority in Outstanding Amount of the Securitized Utility Tariff Bonds may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or a successor Securities Intermediary, as the case may be.

(e)    If the Indenture Trustee fails to comply with Section 6.11, any Holder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(f)    Notwithstanding the replacement of the Indenture Trustee or the Securities Intermediary pursuant to this Section 6.08, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee and the retiring Securities Intermediary.

SECTION 6.09.    Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, however, that, if such successor Indenture Trustee is not eligible under Section 6.11, then the successor Indenture Trustee shall be replaced in accordance with Section 6.08. Notice of any such event shall be promptly given to each Rating Agency by the successor Indenture Trustee.

In case at the time such successor or successors by merger, conversion, consolidation or transfer shall succeed to the trusts created by this Indenture any of the Securitized Utility Tariff Bonds shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver the Securitized Utility Tariff Bonds so authenticated; and, in case at that time any of the Securitized Utility Tariff Bonds shall not have been authenticated, any successor to the Indenture Trustee may authenticate the Securitized Utility Tariff Bonds either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Securitized Utility Tariff Bonds or in this Indenture provided that the certificate of the Indenture Trustee shall have.

SECTION 6.10.    Appointment of Co-Trustee or Separate Trustee.

(a)    Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the trust created by this Indenture or the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08. Notice of any such appointment shall be promptly given to each Rating Agency and to the Kansas Commission by the Indenture Trustee.

(b)    Every separate trustee and co-trustee shall, to the extent permitted by applicable law, be appointed and act subject to the following provisions and conditions:

(i)    all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any applicable law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)    no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)    the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)    Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)    Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or its attorney-in-fact with full power and authority, to the extent not prohibited by applicable law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by applicable law, without the appointment of a new or successor indenture trustee.

SECTION 6.11.    Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of Section 310(a)(1) of the Trust Indenture Act, Section 310(a)(5) of the Trust Indenture Act and Rule 3a-7 of the Investment Company Act. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall have a long-term debt rating from each of Moody’s and Fitch in one of its generic rating categories that signifies investment grade. The Indenture Trustee shall comply with Section 310(b) of the Trust Indenture Act, including the optional provision permitted by the second sentence of Section 310(b)(9) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

SECTION 6.12.    Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. An Indenture Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

SECTION 6.13.    Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby represents and warrants as of the date hereof that:

(a)    the Indenture Trustee is a national banking association validly existing under the laws of the United States of America; and

(b)    the Indenture Trustee has full power, authority and legal right to execute, deliver and perform its obligations under this Indenture and the other Basic Documents to which the Indenture Trustee is a party and has taken all necessary action to authorize the execution, delivery and performance of obligations by it of this Indenture and such other Basic Documents.

SECTION 6.14.    Annual Report by Independent Registered Public Accountants. The Indenture Trustee hereby covenants that it will cooperate in a reasonable manner with any request by the Issuer or the Servicer in good faith in connection with the attestation by the firm of Independent registered public accountants performing the procedures required under Section 3.03 of the Servicing Agreement, it being understood and agreed that the Indenture Trustee will so cooperate in conclusive reliance upon the direction of the Issuer or the Servicer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

SECTION 6.15.    Custody of Collateral. The Indenture Trustee shall hold such of the Trust Estate (and any other collateral that may be granted to the Indenture Trustee) as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit and advices of credit in the State of New York. The Indenture Trustee shall hold such of the Trust Estate as constitute investment property through the Securities Intermediary (which, as of the date hereof, is U.S. Bank National Association). The initial Securities Intermediary hereby agrees (and each future Securities Intermediary shall agree) with the Indenture Trustee that (a) such investment property (other than cash) shall at all times be credited to a securities account in the name of the Indenture Trustee, (b) the Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property (other than cash) credited to such securities account shall be treated as a financial asset, (d) the Securities Intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other Person, (e) the Securities Intermediary will not agree with any Person other than the Indenture Trustee to comply with entitlement orders originated by such other Person, (f) such securities accounts and the property credited thereto shall not be subject to any Lien or right of set-off in favor of the Securities Intermediary or anyone claiming through it (other than the Indenture Trustee) and (g) such agreement shall be governed by the internal laws of the State of New York. Terms used in the preceding sentence that are defined in the UCC and not otherwise defined herein shall have the meaning set forth in the UCC. Except as permitted by this Section 6.15 or elsewhere in this Indenture, the Indenture Trustee shall not hold the Trust Estate through an agent or a nominee.

SECTION 6.16.    FATCA. The Issuer agrees (i) to provide the Indenture Trustee with such reasonable information as it has in its possession to enable the Indenture Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the Internal Revenue Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable FATCA Law”), and (ii) that the Indenture Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable FATCA Law, for which the Indenture Trustee shall not have any liability.

ARTICLE VII

HOLDERS’ LISTS AND REPORTS

SECTION 7.01.    Issuer To Furnish Indenture Trustee Names and Addresses of Holders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after the earlier of (i) each Record Date and (ii) six (6) months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that, so long as the Indenture Trustee is the Securitized Utility Tariff Bond Registrar, no such list shall be required to be furnished.

SECTION 7.02.    Preservation of Information; Communications to Holders.

(a)    The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Securitized Utility Tariff Bond Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b)    Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Securitized Utility Tariff Bonds. In addition, upon the written request of any Holder or group of Holders or of all Outstanding Securitized Utility Tariff Bonds evidencing at least ten (10) percent of the Outstanding Amount of the Securitized Utility Tariff Bonds, as applicable, the Indenture Trustee shall afford the Holder or Holders making such request a copy of a current list of Holders for purposes of communicating with other Holders with respect to their rights hereunder; provided, that the Indenture Trustee gives prior written notice to the Issuer of such request.

(c)    The Issuer, the Indenture Trustee and the Securitized Utility Tariff Bond Registrar shall have the protection of Section 312(c) of the Trust Indenture Act.

SECTION 7.03.    Reports by Issuer.

(a)    The Issuer shall:

(i)    so long as the Issuer or KGS (or ONE Gas, Inc. if KGS is not a separate SEC registrant) is required to file such documents with the SEC, provide to the Indenture Trustee and the Kansas Commission, within fifteen (15) days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Issuer or KGS (or ONE Gas, Inc. if KGS is not a separate SEC registrant) may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)    provide to the Indenture Trustee and the Kansas Commission and file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)    provide to the Indenture Trustee (and the Indenture Trustee shall transmit to all Holders described in Section 313(c) of the Trust Indenture Act) and the Kansas Commission, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to Section 7.03(a)(i) and Section 7.03(a)(ii) as may be required by rules and regulations prescribed from time to time by the SEC.

Except as may be provided by Section 313(c) of the Trust Indenture Act, the Issuer may fulfill its obligation to provide the materials described in this Section 7.03(a) by providing such materials in electronic format, and the Issuer shall be deemed to have provided such materials to the Indenture Trustee and the Kansas Commission if such materials are available on the SEC’s EDGAR website (or any successor SEC website).

(b)    Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year, and the Issuer will promptly notify the Indenture Trustee regarding any change in fiscal year.

(c)    Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 7.04.    Reports by Indenture Trustee. If required by Section 313(a) of the Trust Indenture Act, within sixty (60) days after March 31 of each year, commencing with March 31, 2023, the Indenture Trustee shall send to each Holder as required by Section 313(c) of the Trust Indenture Act a brief report dated as of such date that complies with Section 313(a) of the Trust Indenture Act. The Indenture Trustee also shall comply with Section 313(b) of the Trust Indenture Act; provided, however, that the initial report if required to be so issued shall be delivered not more than twelve (12) months after the initial issuance of the Securitized Utility Tariff Bonds.

A copy of each report at the time of its sending to Holders shall be filed by the Servicer with the SEC and each stock exchange, if any, on which the Securitized Utility Tariff Bonds are listed. The Issuer shall notify the Indenture Trustee in writing if and when the Securitized Utility Tariff Bonds are listed on any stock exchange.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.01.    Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the other Basic Documents. The Indenture Trustee shall apply all such money received by it as provided in this Indenture within two (2) Business Days. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, subject to Article VI, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.02.    Collection Account.

(a)    On or prior to the Closing Date, the Indenture Trustee shall open or cause to be opened with the Securities Intermediary or at another Eligible Institution, one or more segregated non-interest bearing trust accounts in the Indenture Trustee’s name for the deposit of Securitized Utility Tariff Charges and all other amounts received with respect to the Trust Estate (the “Collection Account” and collectively, the “Collection Accounts”). The Securities Intermediary shall hold the Collection Account for the benefit of the Holders, the Indenture Trustee and the other persons indemnified hereunder. Initially the Collection Account shall be divided into three subaccounts, which need not be separate accounts: a general subaccount (the “General Subaccount”); an excess funds subaccount (the “Excess Funds Subaccount”); a capital subaccount (the “Capital Subaccount” and, together with the General Subaccount and the Excess Funds Subaccount, the “Subaccounts”). For administrative purposes, the Subaccounts may be established by the Securities Intermediary as separate accounts. Such separate Subaccounts will be recognized individually as a Subaccount and collectively as the “Collection Account”. Prior to or concurrently with the issuance of the Securitized Utility Tariff Bonds, the Member shall deposit into the Capital Subaccount an amount equal to the Required Capital Amount and shall not come from the proceeds of the sale of the Securitized Utility Tariff Bonds. Unless otherwise provided herein, all amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount up to the Required Capital Amount) shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all Subaccounts contained therein. Withdrawals from and deposits to each of the Subaccounts of the Collection Account shall be made as set forth in Sections 8.02(d) and 8.02(e). The Collection Account shall at all times be maintained in an Eligible Account and will be under the sole dominion and exclusive control of the Indenture Trustee, and only the Indenture Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. All moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture and all investments made in Eligible Investments as directed in writing by the Issuer with such moneys, including all income or other gain from such investments, shall be held by the Indenture Trustee in the Collection Account as part of the Trust Estate as herein provided. The Indenture Trustee and the Securities Intermediary shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the Issuer or the Servicer to provide timely written investment direction.

(b)    The Securities Intermediary hereby confirms that (i) the Collection Account is, or at inception will be established as, a “securities account” as such term is defined in Section 8-501(a) of the UCC, (ii) it is a “securities intermediary” (as such term is defined in Section 8-102(a)(14) of the UCC) and is acting in such capacity with respect to such accounts, (iii) the Indenture Trustee for the benefit of the Holders is the sole “entitlement holder” (as such term is defined in Section 8-102(a)(7) of the UCC) with respect to such accounts and (iv) no other Person shall have the right to give “entitlement orders” (as such term is defined in Section 8-102(a)(8)) with respect to such accounts. The Securities Intermediary hereby further agrees that each item of property (whether investment property, financial asset, security, instrument or cash) received by it will be credited to the Collection Account and shall be treated by it as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. Notwithstanding anything to the contrary, the State of New York shall be deemed to be the jurisdiction of the Securities Intermediary for purposes of Section 8-110 of the UCC, and the Collection Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

(c)    The Indenture Trustee shall have sole dominion and exclusive control over all moneys in the Collection Account and shall apply such amounts therein as provided in this Section 8.02.

(d)    Securitized Utility Tariff Charge Collections shall be deposited in the General Subaccount as provided in Section 6.11 of the Servicing Agreement. All deposits to and withdrawals from the Collection Account, all allocations to the Subaccounts of the Collection Account and any amounts to be paid to the Servicer under Section 8.02(e) shall be made by the Indenture Trustee in accordance with the written instructions provided by the Servicer in the Monthly Servicer’s Certificate or the Semi-Annual Servicer’s Certificate.

(e)    On each Payment Date for the Securitized Utility Tariff Bonds, the Indenture Trustee shall apply all amounts on deposit in the Collection Account, including all Investment Earnings thereon, solely in accordance with the related Semi-Annual Servicer’s Certificate, in the following priority:

(i)    payment of the Indenture Trustee’s fees, expenses and outstanding indemnity amounts shall be paid to the Indenture Trustee (subject to Section 6.07) in an amount not to exceed $200,000 in any 12-month period (the “Indenture Trustee Cap”); provided, however, that the Indenture Trustee Cap shall be disregarded and inapplicable upon the acceleration of the Securitized Utility Tariff Bonds following the occurrence of an Event of Default;

(ii)    payment of the Servicing Fee with respect to such Payment Date, plus any unpaid Servicing Fees for prior Payment Dates shall be paid to the Servicer;

(iii)    payment of the Administration Fee for such Payment Date shall be paid to the Administrator and the Independent Manager Fee for such Payment Date shall be paid to the Independent Managers, and in each case with any unpaid Administration Fees or Independent Manager Fees from prior Payment Dates;

(iv)    payment of all other ordinary periodic Operating Expenses for such Payment Date not described above shall be paid to the parties to which such Operating Expenses are owed;

(v)    payment of Periodic Interest for such Payment Date with respect to the Securitized Utility Tariff Bonds, including any overdue Periodic Interest (together with, to the extent lawful, interest on such overdue Periodic Interest at the applicable Bond Interest Rate), with respect to the Securitized Utility Tariff Bonds shall be paid to the Holders of Securitized Utility Tariff Bonds;

(vi)    payment of the principal due to be paid on the Securitized Utility Tariff Bonds on the Final Maturity Date or as a result of an acceleration upon an Event of Default shall be paid to the Holders of Securitized Utility Tariff Bonds;

(vii)    payment of the principal then scheduled to be paid on such Payment Date in accordance with the Expected Sinking Fund Schedule, including any principal that was scheduled to be paid on a prior Payment Date but was not paid as scheduled, with respect to the Securitized Utility Tariff Bonds shall be paid to the Holders of Securitized Utility Tariff Bonds;

(viii)    payment of any other unpaid Operating Expenses (including any such amounts owed to the Indenture Trustee, but unpaid due to the limitation in Section 8.02(e)(i)) and any remaining amounts owed pursuant to the Basic Documents shall be paid to the parties, pro rata, to which such Operating Expenses or remaining amounts are owed;

(ix)    replenishment of the amount, if any, by which the Required Capital Amount exceeds the amount in the Capital Subaccount as of such Payment Date shall be allocated to the Capital Subaccount;

(x)    the Return on Invested Capital then due and payable shall be paid to KGS;

(xi)    the balance, if any, shall be allocated to the Excess Funds Subaccount; and

(xii)    after the Securitized Utility Tariff Bonds have been paid in full and discharged, and all of the other foregoing amounts are paid in full, together with all amounts due and payable to the Indenture Trustee under Section 6.07 or otherwise, the balance (including all amounts then held in the Capital Subaccount and the Excess Funds Subaccount), if any, shall be paid to the Issuer, free from the Lien of this Indenture, which amounts (other than an amount equal to the Required Capital Amount plus any unpaid Return on Invested Capital) will be distributed to KGS and credited to Customers in the form of a credit to their natural gas bills.

All payments to the Holders pursuant to Section 8.02(e)(v) and Section 8.02(e)(vi) shall be made to such Holders pro rata based on the respective amounts of interest and/or principal owed, unless, the Series Supplement provides otherwise. Payments in respect of principal of and premium, if any, and interest on the Securitized Utility Tariff Bonds will be made on a pro rata basis among all the Holders. In the case of an Event of Default, then, in accordance with Section 5.04(c), in respect of any application of moneys pursuant to Section 8.02(e)(v) or Section 8.02(e)(vi), moneys will be applied pursuant to Section 8.02(e)(v) and Section 8.02(e)(vi), as the case may be, in such order, on a pro rata basis, based upon the interest or the principal owed.

(f)    If on any Payment Date, or, for any amounts payable under Section 8.02(e)(i), Section 8.02(e)(ii), Section 8.02(e)(iii) and Section 8.02(e)(iv), on any Business Day, funds on deposit in the General Subaccount are insufficient to make the payments contemplated by Section 8.02(e)(i), Section 8.02(e)(ii), Section 8.02(e)(iii), Section 8.02(e)(iv), Section 8.02(e)(v), Section 8.02(e)(vi), Section 8.02(e)(vii), Section 8.02(e)(viii) and Section 8.02(e)(ix), the Indenture Trustee shall, solely in accordance with the Semi-Annual Servicer’s

Certificate, (i) first, draw from amounts on deposit in the Excess Funds Subaccount, and (ii) second, draw from amounts on deposit in the Capital Subaccount, in each case, up to the amount of such shortfall in order to make the payments contemplated by Section 8.02(e)(i), Section 8.02(e)(ii), Section 8.02(e)(iii), Section 8.02(e)(iv), Section 8.02(e)(v), Section 8.02(e)(vi), Section 8.02(e)(vii) and Section 8.02(e)(viii). In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the allocations contemplated by Section 8.02(e)(ix), the Indenture Trustee shall draw, solely in accordance with the Semi-Annual Servicer’s Certificate, any amounts on deposit in the Excess Funds Subaccount to make such allocations to the Capital Subaccount.

(g)    On any Business Day upon which the Indenture Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in Section 8.02(e)(i), Section 8.02(e)(ii), Section 8.02(e)(iii) and Section 8.02(e)(iv)) will become due and payable prior to the next Payment Date, and setting forth the amount and nature of such Operating Expense and the date such Operating Expense is due, as well as any supporting documentation that the Indenture Trustee may reasonably request, the Indenture Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Excess Funds Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment.

SECTION 8.03.    General Provisions Regarding the Collection Account.

(a)    So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order; provided, however, that such Eligible Investments shall not mature or be redeemed later than the Business Day prior to the next Payment Date or Special Payment Date, if applicable, for the Securitized Utility Tariff Bonds. All income or other gain from investments of moneys deposited in the Collection Account shall be deposited by the Indenture Trustee in such Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any Collection Account unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer (at the Issuer’s cost and expense) to such effect. In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the Issuer or the Servicer to provide timely and specific written investment direction. The Indenture Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order, in which case such amounts shall remain uninvested.

(b)    Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any

Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c)    If (i) the Issuer shall have failed to give written investment directions for any funds on deposit in the Collection Account to the Indenture Trustee by 11:00 a.m. New York City time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Securitized Utility Tariff Bonds but the Securitized Utility Tariff Bonds shall not have been declared due and payable pursuant to Section 5.02, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in such Collection Account in Eligible Investments specified in the most recent written investment directions delivered by the Issuer to the Indenture Trustee; provided, that if the Issuer has never delivered written investment directions to the Indenture Trustee, the Indenture Trustee shall not invest or reinvest such funds in any investments.

(d)    The parties hereto acknowledge that the Servicer may, pursuant to the Servicing Agreement, select Eligible Investments on behalf of the Issuer; provided, however, that any such investment direction on behalf of the Issuer must be given in writing to the Indenture Trustee.

(e)    Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Issuer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any Eligible Investments held hereunder, and, in general, to exercise each and every other power or right with respect to each such asset or investment as Persons generally have and enjoy with respect to their own assets and investment, including power to vote upon any Eligible Investments.

SECTION 8.04.    Release of Trust Estate.

(a)    So long as the Issuer is not in Default hereunder and no Default or Event of Default hereunder would occur as a result of such action, the Issuer, through the Servicer, may collect, sell or otherwise dispose of written-off receivables, at any time and from time to time in the ordinary course of business, without any notice to, or release or consent by, the Indenture Trustee, but only as and to the extent permitted by the Basic Documents; provided, however, that any and all proceeds of such dispositions shall become part of the Trust Estate and be deposited to the General Subaccount immediately upon receipt thereof by the Issuer or any other Person, including the Servicer. Without limiting the foregoing, the Servicer, may, at any time and from time to time without any notice to, or release or consent by, the Indenture Trustee, sell or otherwise dispose of any part of the Trust Estate previously written-off as a defaulted or uncollectible account in accordance with the terms of the Servicing Agreement and the requirements of the proviso in the preceding sentence.

(b)    Subject to the payment of its fees and expenses to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys. The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel of external counsel of the Issuer (at the Issuer’s cost and expense) and (if required by the Trust Indenture Act) Independent Certificates in accordance with Section 314(c) of the Trust Indenture Act and Section 314(d)(1) of the Trust Indenture Act meeting the applicable requirements of Section 10.01.

(c)    The Indenture Trustee shall, at such time as there are no Securitized Utility Tariff Bonds Outstanding, and all other Financing Costs are paid in full, and all sums due and payable to the Indenture Trustee pursuant to Section 6.07 or otherwise have been paid, release any remaining portion of the Trust Estate from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds or investments then on deposit in or credited to the Collection Account consistent with Section 8.02(e)(xii).

SECTION 8.05.    Opinion of Counsel. The Indenture Trustee shall receive at least seven (7) days’ notice when requested by the Issuer to take any action pursuant to Section 8.04, accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel of external counsel of the Issuer, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Securitized Utility Tariff Bonds or the rights of the Holders in contravention of the provisions of this Indenture and the Series Supplement; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

SECTION 8.06.    Reports by Independent Registered Public Accountants. As of the date hereof, the Issuer shall appoint a firm of Independent registered public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture and the Series Supplement. In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree, it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Upon any resignation by, or termination by the Issuer of, such firm, the Issuer shall provide written notice thereof to the Indenture Trustee and shall promptly appoint a successor thereto that shall also be a firm of Independent registered public accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent registered public accountants that has resigned or been terminated within fifteen (15) days after such resignation or termination, the Servicer shall promptly notify the Issuer of such failure in writing. If the Issuer shall not have appointed a successor within ten (10) days thereafter, the Servicer shall promptly appoint a successor firm of Independent registered public accountants of recognized national reputation. The fees of such Independent registered public accountants and its successor shall be payable by the Issuer.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.01.    Supplemental Indentures Without Consent of Holders.

(a)    Without the consent of the Holders of any Securitized Utility Tariff Bonds but with prior notice to the Rating Agencies, and, with respect to amendments that would increase Ongoing Financing Costs, with the consent or deemed consent of the Kansas Commission (other than with respect to the Series Supplement establishing the Securitized Utility Tariff Bonds), the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)    to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property;

(ii)    to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Securitized Utility Tariff Bonds;

(iii)    to add to the covenants of the Issuer, for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer;

(iv)    to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)    to cure any ambiguity or mistake, to correct or supplement any provision herein or in any supplemental indenture, including the Series Supplement, that may be inconsistent with any other provision herein or in any supplemental indenture, including the Series Supplement or the final prospectus relating to the offering of the Securitized Utility Tariff Bonds filed with the SEC on November 14, 2022, or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that (A) such action shall not, as evidenced by an Opinion of Counsel of external counsel of the Issuer, adversely affect in any material respect the interests of the Holders or to surrender any right or power therein conferred upon the Issuer and (B) the Rating Agency Condition shall have been satisfied with respect thereto;

(vi)    to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Securitized Utility Tariff Bonds and to add to or

change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii)    to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act;

(viii)    to qualify the Securitized Utility Tariff Bonds for registration with a Clearing Agency;

(ix)    to satisfy any Rating Agency requirements; and

(x)    to authorize the appointment of any Person for the Securitized Utility Tariff Bonds required or advisable with the listing of the Securitized Utility Tariff Bonds on any stock exchange and otherwise amend this Indenture to incorporate changes requested or required by any government authority, stock exchange authority or fiduciary for the Securitized Utility Tariff Bonds in connection with such listing.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)    The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel of nationally recognized counsel of the Issuer experienced in structured finance transactions, adversely affect in any material respect the interests of the Holders and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.

SECTION 9.02.    Supplemental Indentures with Consent of Holders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Securitized Utility Tariff Bond:

(i)    change the date of payment of any installment of principal of or premium, if any, or interest on any Securitized Utility Tariff Bond, or reduce the principal amount thereof, the interest rate thereon or premium, if any, with respect thereto;

(ii)    change the provisions of this Indenture and the Series Supplement relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or premium, if any, or interest on the Securitized Utility Tariff Bonds, or change any place of payment where, or the coin or currency in which, any Securitized Utility Tariff Bond or the interest thereon is payable;

(iii)    reduce the percentage of the Outstanding Amount of the Securitized Utility Tariff Bonds, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iv)    reduce the percentage of the Outstanding Amount of the Securitized Utility Tariff Bonds required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

(v)    modify any provision of this Section 9.02 or any provision of the other Basic Documents similarly specifying the rights of the Holders to consent to modification thereof, except to increase any percentage specified herein or to provide that those provisions of this Indenture or the other Basic Documents referenced in this Section 9.02 cannot be modified or waived without the consent of the Holder of each Outstanding Securitized Utility Tariff Bond affected thereby;

(vi)    modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest, principal or premium, if any, due and payable on any Securitized Utility Tariff Bond on any Payment Date (including the calculation of any of the individual components of such calculation) or change the Expected Sinking Fund Schedule or Final Maturity Date of the Securitized Utility Tariff Bonds;

(vii)    decrease the Required Capital Amount;

(viii)    permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Securitized Utility Tariff Bond of the security provided by the Lien of this Indenture;

(ix)    cause any material adverse U.S. federal income tax consequence to the Seller, the Issuer, the Managers, the Indenture Trustee or the then-existing Holders; or

(x)    impair the right to institute suit for the enforcement of the provisions of this Indenture regarding payment or application of funds.

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Issuer shall mail to the Rating Agencies a copy of such supplemental indenture and to the Holders to which such supplemental indenture relates either a copy of such supplemental indenture or a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.    Kansas Commission Condition. Notwithstanding anything to the contrary in Section 9.01 or 9.02, no indenture or indentures supplemental to this Indenture (other than the Series Supplement which shall not be subject to the Kansas Commission Condition (as described in this Section 9.03)) shall be effective if such supplemental indenture or indentures increases Ongoing Financing Costs, except upon satisfaction of the conditions precedent in this Section 9.03.

(a)    The Issuer may submit the proposed amendment, modification, waiver, supplement, termination, surrender or supplemental indenture, as the case may be, to the Kansas Commission by delivering to the Kansas Commission’s Executive Director a written request for such consent, which request shall contain:

(i)    a reference to Docket No. 22-KGSG-466-TAR and a statement as to the possible effect of the proposed amendment, modification, waiver, supplement, termination, surrender or supplemental indenture, as the case may be, on Ongoing Financing Costs (as defined in the Financing Order);

(ii)    an Officer’s Certificate stating that the proposed amendment, modification, waiver, supplement, termination, surrender or supplemental indenture, as the case may be, has been approved by all parties to this Indenture, and if applicable, the Holders; and

(iii)    a statement identifying the individual to whom the Kansas Commission or its staff is to address its consent to the proposed amendment, modification, waiver, supplement, termination, surrender or supplemental indenture, as the case may be, or request additional time.

(b)    Any proposed amendment, modification, waiver, supplement, termination, surrender or supplemental indenture, as the case may be, requiring the consent of the Kansas Commission as provided in this Section 9.03 shall become effective on the later of:

(i)    the date proposed by the parties to the proposed amendment, modification, waiver, supplement, termination, surrender or supplemental indenture, as the case may be; or

(ii)    thirty-one (31) days after such submission of the proposed amendment, modification, waiver, supplement, termination, surrender or supplemental indenture, as the case may be, to the Kansas Commission unless the Kansas Commission issues an order disapproving the amendment within a thirty (30)-day period.

SECTION 9.04.    Execution of Supplemental Indentures. In executing any supplemental indenture permitted by this Article IX or the modifications thereby of the Trust Estate, the Indenture Trustee shall be entitled to receive and be fully protected in relying upon an Opinion of Counsel stating that the execution of such supplemental indenture is authorized and permitted by this Indenture and all conditions precedent, if any, provided for in this Indenture relating to such supplemental indenture or modification have been satisfied. The Indenture Trustee and the Securities Intermediary may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s or the Securities Intermediary’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.05.    Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.06.    Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 9.07.    Reference in Securitized Utility Tariff Bonds to Supplemental Indentures. Securitized Utility Tariff Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securitized Utility Tariff Bonds so modified as to conform, in the opinion of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Securitized Utility Tariff Bonds.

ARTICLE X

MISCELLANEOUS

SECTION 10.01.    Compliance Certificates and Opinions, etc.

(a)    Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel the amendment is authorized and permitted and all such conditions precedent, if any, have been complied with and (iii) (if required by the Trust Indenture Act) an Independent Certificate from a firm of registered public accountants meeting the applicable requirements of this Section 10.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)    a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)    a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)    a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)    Prior to the deposit of any collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each individual signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the Trust Estate or other property or securities to be so deposited.

(c)    Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in Section 10.01(b), the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to Section 10.01(b) and this Section 10.01(c), is ten (10) percent or more of the Outstanding Amount of the Securitized Utility Tariff Bonds, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than the lesser of (A) $25,000 or (B) one (1) percent of the Outstanding Amount of the Securitized Utility Tariff Bonds.

(d)    Whenever any property or securities are to be released from the Lien of this Indenture other than pursuant to Section 8.02(e), the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each individual signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(e)    Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in Section 10.01(d), the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities with respect thereto, or securities released from the Lien of this Indenture (other than pursuant to Section 8.02(e)) since the commencement of the then-current calendar year, as set forth in the certificates required by Section 10.01(d) and this Section 10.01(e), equals ten (10) percent or more of the Outstanding Amount of the Securitized Utility Tariff Bonds, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than the lesser of (A) $25,000 or (B) one (1) percent of the then Outstanding Amount of the Securitized Utility Tariff Bonds.

(f)    Notwithstanding any other provision of this Section 10.01, the Indenture Trustee may (A) collect, liquidate, sell or otherwise dispose of the Securitized Utility Tariff Property and other assets in the Trust Estate as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Collection Account as and to the extent permitted or required by the Basic Documents.

SECTION 10.02.    Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Issuer stating that the information with respect to such factual matters is in the possession of the Servicer or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely conclusively upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 10.03.    Acts of Holders.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)    The ownership of Securitized Utility Tariff Bonds shall be proved by the Securitized Utility Tariff Bond Register.

(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Securitized Utility Tariff Bond shall bind the Holder of every Securitized Utility Tariff Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Securitized Utility Tariff Bond.

SECTION 10.04.    Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any notice, report or other communication given hereunder shall be in writing and shall be effective (i) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (ii) upon receipt when sent by an overnight courier, (iii) on the date personally delivered to an authorized officer of the party to which sent or (iv) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt in all cases, addressed as follows:

(a)    in the case of the Issuer, to Kansas Gas Service Securitization I, L.L.C., 15 East Fifth Street, Suite 2662, Tulsa, Oklahoma 74103, Attention: Manager;

(b)    in the case of the Indenture Trustee, to the Corporate Trust Office of the Indenture Trustee;

(c)    in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York,

New York 10007, Email: ABSCORMonitoring@moodys.com (for notices) and servicereports@moodys.com (for servicer reports and other reports) (all notices and reports to be delivered to Moody’s in writing by email);

(d)    in the case of Fitch, to Fitch, Ratings, Inc., 300 West 57th Street, New York, New York 10019, Attention: ABS Surveillance, Telephone: (212) 908-0500; and

(e)    in the case of the Kansas Commission, to 1500 SW Arrowhead Road, Topeka, Kansas 66604-4027, Attention: Executive Director.

Each party hereto may, by notice given in accordance herewith to the other party or parties hereto, designate any further or different address to which subsequent notices, reports and other communications shall be sent.

The Indenture Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by the Issuer by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) subsequent to such transmission of written instructions, upon request, the Issuer shall provide the originally executed instructions or directions to the Indenture Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the Issuer providing such instructions or directions. If the Issuer elects to give the Indenture Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Indenture Trustee in its discretion elects to act upon such instructions, the Indenture Trustee’s understanding of such instructions shall be deemed controlling. The Indenture Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 10.05.    Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, or otherwise delivered in accordance with DTC’s procedures, to each Holder affected by such event, at such Holder’s address as it appears on the Securitized Utility Tariff Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstance constitute a Default or Event of Default.

SECTION 10.06.    Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of Sections 310 through 317 of the Trust Indenture Act that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 10.07.    Successors and Assigns. All covenants and agreements in this Indenture and the Securitized Utility Tariff Bonds by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 10.08.    Severability. Any provision in this Indenture or in the Securitized Utility Tariff Bonds that is prohibited, invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, invalidity, illegality or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition, invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.09.    Benefits of Indenture. Nothing in this Indenture or in the Securitized Utility Tariff Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 10.10.    Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Securitized Utility Tariff Bonds or this Indenture) payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 10.11.    GOVERNING LAW. This Indenture shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the New York General Obligations Law and

Sections 9-301 through 9-306 of the NY UCC), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; provided, that the creation, attachment and perfection of any Liens created hereunder in the Securitized Utility Tariff Property or the other assets of the Trust Estate, and all rights and remedies of the Indenture Trustee and the Holders with respect to the Securitized Utility Tariff Property, shall be governed by the laws of the State of Kansas.

SECTION 10.12.    Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 10.13.    Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at the Issuer’s cost and expense to the effect that such recording is necessary either for the protection of the Holders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture. For the avoidance of doubt, the Indenture Trustee shall not be responsible or liable for recording this Indenture.

SECTION 10.14.    No Recourse to Issuer. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Securitized Utility Tariff Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (a) the Issuer, other than from the Trust Estate, (b) any owner of a membership interest in the Issuer (including KGS) or (c) any shareholder, partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including KGS) in its respective individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed in writing. Notwithstanding any provision of this Indenture or the Series Supplement to the contrary, Holders shall look only to the Trust Estate with respect to any amounts due to the Holders hereunder and under the Securitized Utility Tariff Bonds and, in the event the Trust Estate is insufficient to pay in full the amounts owed on the Securitized Utility Tariff Bonds, shall have no recourse against the Issuer in respect of such insufficiency. Each Holder by accepting a Securitized Utility Tariff Bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securitized Utility Tariff Bonds.

SECTION 10.15.    Basic Documents. The Indenture Trustee is hereby authorized and directed to execute and deliver the Servicing Agreement and the Sale Agreement and to execute and deliver any other Basic Document that it is requested to acknowledge and accept.

SECTION 10.16.    No Petition. The Indenture Trustee, by entering into this Indenture, and each Holder, by accepting a Securitized Utility Tariff Bond (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date that is one year and one day after the termination of this Indenture, acquiesce, petition or otherwise invoke or cause the Issuer or any Manager to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any bankruptcy or insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the dissolution, winding up or liquidation of the affairs of the Issuer. Nothing in this Section 10.16 shall preclude, or be deemed to estop, such Holder or the Indenture Trustee (a) from taking or omitting to take any action prior to such date in (i) any case or Proceeding voluntarily filed or commenced by or on behalf of the Issuer under or pursuant to any such law or (ii) any involuntary case or Proceeding pertaining to the Issuer that is filed or commenced by or on behalf of a Person other than such Holder and is not joined in by such Holder (or any Person to which such Holder shall have assigned, transferred or otherwise conveyed any part of the obligations of the Issuer hereunder) under or pursuant to any such law or (b) from commencing or prosecuting any legal action that is not an involuntary case or Proceeding under or pursuant to any such law against the Issuer or any of its properties.

SECTION 10.17.    Securities Intermediary. The Securities Intermediary, in acting under this Indenture, is entitled to all rights, benefits, protections, immunities and indemnities accorded to U.S. Bank Trust Company, National Association, in its capacity as Indenture Trustee under this Indenture.

SECTION 10.18.    Rule 17g-5 Compliance.

(a)    The Indenture Trustee agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Indenture Trustee to any Rating Agency under this Indenture or any other Basic Document to which it is a party for the purpose of determining or confirming the credit rating of the Securitized Utility Tariff Bonds or undertaking credit rating surveillance of the Securitized Utility Tariff Bonds shall be provided, substantially concurrently, to the Servicer for posting on a password-protected website (the “17g-5 Website”). The Servicer shall be responsible for posting all of the information on the 17g-5 Website.

(b)    The Indenture Trustee will not be responsible for creating or maintaining the 17g-5 Website, posting any information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5 under the Exchange Act or any other law or regulation. In no event shall the Indenture Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance by the 17g-5 Website with this Indenture, Rule 17g-5 under the Exchange Act or any other law or regulation. The Indenture Trustee shall have no obligation to engage in or respond to any oral communications with respect to the transactions contemplated hereby, any transaction documents relating hereto or in any way relating to the Securitized Utility Tariff Bonds or for the purposes of determining the initial credit rating of the Securitized Utility Tariff Bonds or undertaking credit rating surveillance of the Securitized Utility Tariff Bonds with any Rating Agency or any of its respective officers, directors or employees. The Indenture Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Servicer, the Rating Agencies, a nationally recognized statistical rating organization (“NRSRO”), any of their respective agents or any other party. Additionally, the Indenture Trustee shall not be liable for the use of the information posted on the 17g-5 Website, whether by the Servicer, the Rating Agencies, an NRSRO or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

SECTION 10.19.    Submission to Non-Exclusive Jurisdiction; Waiver of Jury Trial. Each of the Issuer and the Indenture Trustee and each Holder (by its acceptance of the Securitized Utility Tariff Bonds) hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court sitting in The Borough of Manhattan in The City of New York or any U.S. federal court sitting in The Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Securitized Utility Tariff Bonds and irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Issuer, the Indenture Trustee and each Holder (by its acceptance of the Securitized Utility Tariff Bonds) irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury.

SECTION 10.20.    Certain Tax Laws. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time to which a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject related to the Basic Documents, the Issuer agrees (a) to provide to the Indenture Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so as to enable the Indenture Trustee to determine whether it has tax-related obligations under such applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) and (b) that the Indenture Trustee shall be entitled to make any withholding or deduction from payments under the Basic Documents to the extent necessary to comply with such applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) for which the Indenture Trustee shall not have any liability.

{SIGNATURE PAGE FOLLOWS}

IN WITNESS WHEREOF, the Issuer, the Indenture Trustee and the Securities Intermediary have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

KANSAS GAS SERVICE SECURITIZATION I, L.L.C., as Issuer

By:	/s/ Caron A. Lawhorn
Name: Caron A. Lawhorn
Title: Senior Vice President and Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Matthew M. Smith
Name: Matthew M. Smith
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Securities Intermediary

By:	/s/ Matthew M. Smith
Name: Matthew M. Smith
Title: Vice President

Signature Page to Indenture

EXHIBIT A

FORM OF SECURITIZED UTILITY TARIFF BOND

See attached.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OR ENTITY IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. { }	${ }
Tranche A	CUSIP No.: { }

THE PRINCIPAL OF THIS SERIES 2022-A SENIOR SECURED SECURITIZED UTILITY TARIFF BOND, TRANCHE A (THIS “SECURITIZED UTILITY TARIFF BOND”) WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS SECURITIZED UTILITY TARIFF BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THE HOLDER OF THIS SECURITIZED UTILITY TARIFF BOND HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE TRUST ESTATE, AS DESCRIBED IN THE INDENTURE, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER. ALL OBLIGATIONS OF THE ISSUER OF THIS SECURITIZED UTILITY TARIFF BOND UNDER THE TERMS OF THE INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN SECTION 3.10(b) OR ARTICLE IV OF THE INDENTURE. THE HOLDER OF THIS SECURITIZED UTILITY TARIFF BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE PAYMENT IN FULL OF THIS SECURITIZED UTILITY TARIFF BOND, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, SUCH HOLDER (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER THAT IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH

HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION THAT IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.

NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF KANSAS IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, OR INTEREST ON, THIS SERIES 2022-A SENIOR SECURED SECURITIZED UTILITY TARIFF BOND, TRANCHE A.

KANSAS GAS SERVICE SECURITIZATION I, L.L.C.

SERIES 2022-A SENIOR SECURED SECURITIZED UTILITY TARIFF BONDS,

TRANCHE A

BOND INTEREST RATE	ORIGINAL PRINCIPAL AMOUNT		SCHEDULED FINAL PAYMENT DATE	FINAL MATURITY DATE
{ }%	$	{ }	{ }, 20{ }	{ }, 20{ }

Kansas Gas Service Securitization I, L.L.C., a limited liability company created under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to {        }, or registered assigns, the Original Principal Amount shown above in semi-annual installments on the Payment Dates and in the amounts specified below or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided below and ending on or before the Final Maturity Date shown above and to pay interest, at the Bond Interest Rate shown above, on each {                    } and {                    } or, if any such day is not a Business Day, the next Business Day, commencing on {                    }, 2023 and continuing until the earlier of the payment in full of the principal hereof and the Final Maturity Date (each, a “Payment Date”), on the principal amount of this Securitized Utility Tariff Bond. Interest on this Securitized Utility Tariff Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Securitized Utility Tariff Bond shall be paid in the manner specified below.

The principal of and interest on this Securitized Utility Tariff Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Securitized Utility Tariff Bond shall be applied first to interest due and payable on this Securitized Utility Tariff Bond as provided above and then to the unpaid principal of and premium, if any, on this Securitized Utility Tariff Bond, all in the manner set forth in the Indenture.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual, electronic or facsimile signature, this Securitized Utility Tariff Bond shall not be entitled to any benefit under the Indenture referred to below or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually, electronically or in facsimile, by its Responsible Officer.

Date: , 2022	KANSAS GAS SERVICE SECURITIZATION I, L.L.C.,
as Issuer

By:
Name:
Title:

INDENTURE TRUSTEE’S

CERTIFICATE OF AUTHENTICATION

Dated:             , 20

This is one of the Series 2022-A Senior Secured Securitized Utility Tariff Bonds, Tranche A, designated above and referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

This Senior Secured Securitized Utility Tariff Bond, Series 2022-A, Tranche A is one of a duly authorized issue of Series 2022-A Senior Secured Securitized Utility Tariff Bonds of the Issuer (herein called the “Series 2022-A Bonds”). The Series 2022-A Bonds have been issued under that certain Indenture dated as of November 18, 2022 (as supplemented by the Series Supplement (as defined below), the “Indenture”), by and among the Issuer, U.S. Bank Trust Company, National Association, not in its individual capacity, but solely in its capacity as indenture trustee (the “Indenture Trustee”, which term includes any successor indenture trustee under the Indenture), and U.S. Bank National Association as securities intermediary (the “Securities Intermediary”, which term includes any successor securities intermediary under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Series 2022-A Bonds. For purposes herein, “Series Supplement” means that certain Series Supplement dated as of November 18, 2022 between the Issuer and the Indenture Trustee. All terms used in this Series 2022-A Bond that are defined in the Indenture, as amended, restated, supplemented or otherwise modified from time to time, shall have the meanings assigned to such terms in the Indenture.

All of the Series 2022-A Bonds are equally and ratably secured by the Trust Estate pledged as security therefor as provided in the Indenture.

The principal of this Series 2022-A Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account for the Series 2022-A Bonds are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule that is attached to the Series Supplement as Schedule A, unless payable earlier because an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders representing a majority of the Outstanding Amount of the Series 2022-A Bonds have declared the Series 2022-A Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Series 2022-A Bond shall be due and payable on the Final Maturity Date hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the Series 2022-A Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Series 2022-A Bonds representing a majority of the Outstanding Amount of the Series 2022-A Bonds have declared the Series 2022-A Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). All principal payments on the Series 2022-A Bonds shall be made pro rata to the Holders of the Series 2022-A Bonds entitled thereto based on the respective principal amounts of the Series 2022-A Bonds held by them.

Payments of interest on this Series 2022-A Bond due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Series

2022-A Bond (or one or more Predecessor Series 2022-A Bonds) on the Securitized Utility Tariff Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Indenture or the Series Supplement, except that (a) upon application to the Indenture Trustee by any Holder owning a Global Securitized Utility Tariff Bond evidencing this Series 2022-A Bond not later than the applicable Record Date, payment will be made by wire transfer to an account maintained by such Holder, and (b) if this Series 2022-A Bond is held in Book-Entry Form, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Securitized Utility Tariff Bond evidencing this Series 2022-A Bond unless and until such Global Securitized Utility Tariff Bond is exchanged for Definitive Securitized Utility Tariff Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to this Series 2022-A Bond on a Payment Date, which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Securitized Utility Tariff Bond Register as of the applicable Record Date without requiring that this Series 2022-A Bond be submitted for notation of payment. Any reduction in the principal amount of this Series 2022-A Bond (or any one or more Predecessor Series 2022-A Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Series 2022-A Bond and of any Series 2022-A Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then-remaining unpaid principal amount of this Series 2022-A Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice sent no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Series 2022-A Bond and shall specify the place where this Series 2022-A Bond may be presented and surrendered for payment of such installment.

The Issuer shall pay interest on overdue installments of interest at the Bond Interest Rate to the extent lawful.

This Series 2022-A Bond is a “securitized utility tariff bond” as such term is defined in the Securitization Act. Principal and interest on this Series 2022-A Bond are payable from and secured primarily by the Securitized Utility Tariff Property authorized by the Financing Order.

The Securitization Act provides that the State of Kansas and its agencies, including the Kansas Commission, “hereby pledge and agree with bondholders, the owners of securitized utility tariff property and other financing parties that the state and its agencies shall not take any action listed in this section.4 This subsection does not preclude limitation or alteration if full compensation is made by law for the full protection of the securitized utility tariff charges collected pursuant to a financing order and of the bondholders and any assignee or financing party entering into a contract with the public utility. The prohibited actions are as follows:

(1)	Altering the provisions of this section that authorize the commission to create an irrevocable contract right or chose in action by the issuance of a financing order, to

[4]	K.S.A. § 66-1,252

create securitized utility tariff property and to make the securitized utility tariff charges imposed by a financing order irrevocable, binding or nonbypassable charges for all existing and future retail customers within the service area of the public utility;

(2)

taking or permitting any action that impairs or would impair the value of securitized utility tariff property or the security for the security utility tariff bonds or revises the securitized utility tariff costs for which recovery is authorized;

(3)	impairing the rights and remedies of the bondholders, assignees and other financing parties in any way; or

(4)

except for changes made pursuant to the adjustment mechanism authorized under this section, reducing, altering or impairing securitized utility tariff charges that are to be imposed, billed, charged, collected and remitted for the benefit of the bondholders, any assignee and any other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses or charges incurred and any contracts to be performed in connection with the related securitized utility tariff bonds have been paid and performed in full.”[5]

In addition, the Financing Order provides that “the Kansas Commission affirms the pledge of the State of Kansas set forth in K.S.A. § 66-1,252 and shall not take or permit any of the following actions that would impair the value of the Securitized Utility Tariff Property authorized by the Financing Order, unless otherwise permitted by the Securitization Act:

•

Alter the statute that authorizes the Commission to create an irrevocable contract right or chose in action by the issuance of a Financing Order, to create securitized utility tariff property and to make the Securitized Utility Tariff Charges imposed by a Financing Order irrevocable, binding or nonbypassable charges for all existing and future sales customers within the service area of the public utility;

•

Take any action that would impair the value of Securitized Utility Tariff Property or the security for the Security Utility Tariff Bonds, or revises the Securitized Utility Tariff Costs for which recovery is authorized;

•	impair the rights and remedies of the bondholders, assignees and other financing parties in any way; or,

•

Except for changes made pursuant to the Adjustment Mechanism expressly allowed by law, reduce, alter, or impair the Securitized Utility Tariff Charges to be imposed, billed, charged, collected, and remitted for the benefit of the bondholders, any assignee, and any other financing parties, until any and all principal, interest, premium, financing costs and other fees, expenses or charges incurred and any contracts to be performed in connection with the related Securitized Utility Tariff Bonds have been paid and performed in full.”[6]

[5]	K.S.A. § 66-1,252
[6]	Financing Order, Part V (Ordering Paragraphs), Paragraph No. 159

The Issuer acknowledges that the purchase of this Series 2022-A Bond by the Holder hereof or the purchase of any beneficial interest herein by any Person are made in reliance on the foregoing pledges by the State of Kansas and the Kansas Commission.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Series 2022-A Bond may be registered on the Securitized Utility Tariff Bond Register upon surrender of this Series 2022-A Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by, (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one the following recognized signature guaranty programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other signature guaranty program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require, and thereupon one or more new Series 2022-A Bonds of Authorized Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Series 2022-A Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section 2.04 or Section 2.06 of the Indenture not involving any transfer.

Each Holder, by acceptance of a Series 2022-A Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Series 2022-A Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (a) any owner of a membership interest in the Issuer (including KGS) or (b) any shareholder, partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including KGS) in its respective individual or corporate capacities, or of any successor or assign of any of them in their individual or corporate capacities, except as any such Person may have expressly agreed in writing. Each Holder by accepting a Series 2022-A Bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Series 2022-A Bonds.

Prior to the due presentment for registration of transfer of this Series 2022-A Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Series 2022-A Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Series 2022-A Bond and for all other purposes whatsoever, whether or not this Series 2022-A Bond be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders under the Indenture at any time by the Issuer with the consent of the Holders representing a majority of the Outstanding Amount of all Series 2022-A Securitized Utility Tariff Bonds at the time outstanding and upon the satisfaction of the Rating Agency Condition and the Kansas Commission

Condition. The Indenture also contains provisions permitting the Holders representing specified percentages of the Outstanding Amount of the Series 2022-A Securitized Utility Tariff Bonds, on behalf of the Holders of all the Series 2022-A Securitized Utility Tariff Bonds, with the satisfaction of the Kansas Commission Condition, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series 2022-A Bond (or any one of more Predecessor Series 2022-A Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Series 2022-A Bond and of any Series 2022-A Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Series 2022-A Bond. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders issued thereunder, but with the satisfaction of the Kansas Commission Condition.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on a Series 2022-A Securitized Utility Tariff Bond and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth in the Indenture, which provisions apply to this Series 2022-A Bond.

The term “Issuer” as used in this Series 2022-A Bond includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders under the Indenture.

The Series 2022-A Bonds are issuable only in registered form in denominations as provided in the Indenture and the Series Supplement subject to certain limitations therein set forth.

This Series 2022-A Bond, the Indenture and the Series Supplement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the New York General Obligations Law and Sections 9-301 through 9-306 of the NY UCC), and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws; provided, that the creation, attachment and perfection of any Liens created under the Indenture in the Securitized Utility Tariff Property or the other assets of the Trust Estate, and all rights and remedies of the Indenture Trustee and the Holders with respect to the Securitized Utility Tariff Property, shall be governed by the laws of the State of Kansas.

Each Holder (by its acceptance of this Series 2022-A Bond) hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court sitting in The Borough of Manhattan in The City of New York or any U.S. federal court sitting in The Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to this Series 2022-A Bond and irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, jurisdiction of the aforesaid courts. Each Holder (by its acceptance of this Series 2022-A Bond) irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury.

No reference herein to the Indenture and no provision of this Series 2022-A Bond or of the Indenture shall alter or impair the obligation, which is absolute and unconditional, to pay the principal of and interest on this Series 2022-A Bond at the times, place and rate and in the coin or currency herein prescribed.

The Issuer and the Indenture Trustee, by entering into the Indenture, and the Holders and any Persons holding a beneficial interest in any Series 2022-A Bond, by acquiring any Series 2022-A Bond or interest therein, (a) express their intention that, solely for the purpose of U.S. federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purpose of state, local and other taxes, the Series 2022-A Bonds qualify under applicable tax law as indebtedness of the sole owner of the Issuer secured by the Trust Estate and (b) solely for purposes of U.S. federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Series 2022-A Bonds are outstanding, agree to treat the Series 2022-A Bonds as indebtedness of the sole owner of the Issuer secured by the Trust Estate unless otherwise required by appropriate taxing authorities.

ABBREVIATIONS

The following abbreviations, when used above on this Series 2022-A Securitized Utility Tariff Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common

TEN ENT	as tenants by the entireties

JT TEN	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	Custodian (Custodian) (minor)
Under Uniform Gifts to Minor Act ( )
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Series 2022-A Bond and all rights thereunder, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said Series 2022-A Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	Signature Guaranteed:

The signature to this assignment must correspond with the name of the registered owner as it appears on the within Series 2022-A Bond in every particular, without alteration, enlargement or any change whatsoever.

NOTE: Signature(s) must be guaranteed by an institution that is a member of: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other signature guaranty program acceptable to the Indenture Trustee.

EXHIBIT B

FORM OF SERIES SUPPLEMENT

See attached.

This SERIES SUPPLEMENT, dated as of                  , 2022 (this “Supplement”), is by and between KANSAS GAS SERVICE SECURITIZATION I, L.L.C., a limited liability company created under the laws of the State of Delaware (the “Issuer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“Bank”), not in its individual capacity, but solely in its capacity as indenture trustee (the “Indenture Trustee”) for the benefit of the Secured Parties under the Indenture dated as of November 18, 2022 (the “Indenture”), by and among the Issuer, the Indenture Trustee and U.S. Bank National Association in its capacity as securities intermediary.

PRELIMINARY STATEMENT

Section 9.01 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time enter into an indenture supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of the Securitized Utility Tariff Bonds and specifying the terms thereof. The Issuer has duly authorized the creation of a Series of the Securitized Utility Tariff Bonds with an initial aggregate principal amount of ${        } to be known as Series 2022-A Senior Secured Securitized Utility Tariff Bonds (the “Series 2022-A Securitized Utility Tariff Bonds”), and the Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the Series 2022-A Securitized Utility Tariff Bonds.

All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

GRANTING CLAUSE

With respect to the Series 2022-A Securitized Utility Tariff Bonds, the Issuer hereby Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties of the Series 2022-A Securitized Utility Tariff Bonds, all of the Issuer’s right, title and interest (whether now owned or hereafter acquired or arising) in and to (a) the Securitized Utility Tariff Property created under and pursuant to the Financing Order and the Securitization Act, and transferred by the Seller to the Issuer on the date hereof pursuant to the Sale Agreement (including, to the fullest extent permitted by applicable law, the right to impose, bill, charge, collect and receive the Securitized Utility Tariff Charges, the right to obtain periodic adjustments to the Securitized Utility Tariff Charges, and all revenue, collections, claims, rights to payments, payments, money and proceeds arising out of the rights and interests created under the Financing Order), (b) all Securitized Utility Tariff Charges related to the Securitized Utility Tariff Property, (c) the Sale Agreement and the Bill of Sale executed in connection therewith and all property and interests in property transferred under the Sale Agreement and the Bill of Sale with respect to the Securitized Utility Tariff Property and the Series 2022-A Securitized Utility Tariff Bonds, (d) the Servicing Agreement, the Administration Agreement and any subservicing, agency, intercreditor, administration or collection agreements executed in connection therewith, to the extent related to the Securitized Utility Tariff Property and the Series 2022-A Securitized Utility Tariff Bonds, (e)

the Collection Account for the Series 2022-A Securitized Utility Tariff Bonds, all Subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time or purchased with funds from the collection account and all financial assets and securities entitlements carried therein or credited thereto, (f) all rights to compel the Servicer to file for and obtain periodic adjustments to the Securitized Utility Tariff Charges in accordance with the Securitization Act and the Financing Order, (g) all of the other property of the Issuer, other than any cash released to the Issuer by the Indenture Trustee semi-annually from earnings on the Capital Subaccount, (h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute Securitized Utility Tariff Property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property, (i) all payments on or under and all proceeds in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property of any or all of the foregoing, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, payment intangibles, letter-of-credit rights, investment property, commercial tort claims, documents, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing, and (j) all payments on or under, and all proceeds in respect of, any or all of the foregoing (the “Trust Estate”), it being understood that the following do not constitute the Trust Estate: (x) cash that has been released pursuant to the terms of the Indenture, including Section 8.02(e)(x) of the Indenture and, following retirement of all Outstanding Series 2022-A Securitized Utility Tariff Bonds, pursuant to Section 8.02(e)(xii) of the Indenture, (y) amounts deposited with the Issuer on the Closing Date, for payment of costs of issuance with respect to the Series 2022-A Securitized Utility Tariff Bonds (together with any interest earnings thereon) or (z) proceeds from the sale of the Series 2022-A Securitized Utility Tariff Bonds required to pay the purchase price for the Securitized Utility Tariff Property and paid pursuant to the Sale Agreement and upfront Financing Costs, it being understood that such amounts described in clause (x) and clause (y) above shall not be subject to Section 3.17 of the Indenture. This Supplement covers the foregoing described portion of the Securitized Utility Tariff Property described in the Financing Order.

The foregoing Grant is made in trust to secure the Secured Obligations equally and ratably without prejudice, priority or distinction, except as expressly provided in the Indenture, to secure compliance with the provisions of the Indenture with respect to the Series 2022-A Securitized Utility Tariff Bonds, all as provided in the Indenture and to secure the performance by the Issuer of all of its obligations under the Indenture. The Indenture and this Supplement constitute a security agreement within the meaning of the Securitization Act and under the UCC to the extent that the provisions of the UCC are applicable hereto.

The Indenture Trustee, as indenture trustee on behalf of the Holders, acknowledges such Grant and accepts the trusts under this Supplement and the Indenture in accordance with the provisions of this Supplement and the Indenture.

SECTION 1.    Designation. The Series 2022-A Securitized Utility Tariff Bonds shall be designated generally as the 2022-A Senior Secured Securitized Utility Tariff Bonds, and further denominated as Tranche A.

SECTION 2.    Initial Principal Amount; Bond Interest Rate; Scheduled Final Payment Date; Final Maturity Date; Required Capital Amount. The Series 2022-A Senior Secured Securitized Utility Tariff Bonds, Tranche A shall have the initial principal amount, bear interest at the rates per annum (the “Bond Interest Rate”) and shall have the Scheduled Final Payment Date and the Final Maturity Date set forth below:

Expected Weighted Average Life	Initial Principal Amount		Bond Interest Rate		Scheduled Final Payment Date	Final Maturity Date
{ }	$	{ }	{ }	%	{ }, 20{ }	{ }, 20{ }

The Bond Interest Rate shall be computed by the Issuer on the basis of a 360-day year of twelve 30-day months.

The Required Capital Amount for the Series 2022-A Securitized Utility Tariff Bonds shall be equal to 0.50% of the initial principal amount thereof.

SECTION 3.    Authentication Date; Payment Dates; Expected Amortization Schedule for Principal; Periodic Interest; Book-Entry Securitized Utility Tariff Bonds.

(a)    Authentication Date. The Series 2022-A Securitized Utility Tariff Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on {                    } (the “Closing Date”) shall have as their date of authentication {                    }.

(b)    Payment Dates. The “Payment Dates” for the Series 2022-A Securitized Utility Tariff Bonds are {                    } and {                    } of each year or, if any such date is not a Business Day, the next Business Day, commencing on {            }, 2023 and continuing until the earlier of repayment of the Series 2022-A Securitized Utility Tariff Bonds in full and the Final Maturity Date.

(c)    Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing, on each Payment Date, the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(e) of the Indenture as principal to the holders of the Series 2022-A Securitized Utility Tariff Bonds; provided, however, that in no event shall a principal payment pursuant to this Section 3(c) on the Series 2022-A Securitized Utility Tariff Bonds on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of the Series 2022-A Securitized Utility Tariff Bonds to the amount specified in the Expected Amortization Schedule that is attached as Schedule A hereto for the Series 2022-A Securitized Utility Tariff Bonds and Payment Date.

(d)    Periodic Interest. “Periodic Interest” will be payable on the Series 2022-A Securitized Utility Tariff Bonds on each Payment Date in an amount equal to one-half of the product of (i) the applicable Bond Interest Rate and (ii) the Outstanding Amount of the Series 2022-A Securitized Utility Tariff Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the Series 2022-A Securitized Utility Tariff Bonds on such preceding Payment Date; provided, however, that, with respect to the initial Payment Date, or if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Closing Date to, but excluding, the following Payment Date.

(e)    Book-Entry Securitized Utility Tariff Bonds. The Series 2022-A Securitized Utility Tariff Bonds shall be Book-Entry Securitized Utility Tariff Bonds, and the applicable provisions of Section 2.11 of the Indenture shall apply to the Series 2022-A Securitized Utility Tariff Bonds.

SECTION 4.    Authorized Denominations. The Series 2022-A Securitized Utility Tariff Bonds shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except for one bond, which may be a smaller denomination (the “Authorized Denominations”).

SECTION 5.    Delivery and Payment for the Series 2022-A Securitized Utility Tariff Bonds; Form of the Series 2022-A Securitized Utility Tariff Bonds. The Indenture Trustee shall deliver the Series 2022-A Securitized Utility Tariff Bonds to the Issuer when authenticated in accordance with Section 2.03 of the Indenture. The Series 2022-A Securitized Utility Tariff Bonds shall be in the form of Exhibit A hereto.

SECTION 6.    Ratification of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken and construed as one and the same instrument. This Supplement amends, modifies and supplements the Indenture only insofar as it relates to the Series 2022-A Securitized Utility Tariff Bonds.

SECTION 7.    Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 8.    Governing Law. This Supplement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the New York General Obligations Law and Sections 9-301 through 9-306 of the NY UCC), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; provided, that, except as set forth in Section 8.02(b) of the Indenture, the creation, attachment and perfection of any Liens created under the Indenture in the Securitized Utility Tariff Property or the other assets of the Trust Estate, and all rights and remedies of the Indenture Trustee and the Holders with respect to the Securitized Utility Tariff Property, shall be governed by the laws of the State of Kansas.

SECTION 9.    Issuer Obligation. No recourse may be taken directly or indirectly by the Holders with respect to the obligations of the Issuer on the Series 2022-A Securitized Utility Tariff Bonds, under the Indenture or this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (a) any owner of a beneficial interest in the Issuer (including KGS) or (b) any shareholder, partner, owner, beneficiary, officer, director, employee or agent of the Indenture Trustee, the Managers or any owner of a beneficial interest in the Issuer

(including KGS) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed. Each Holder by accepting a Series 2022-A Securitized Utility Tariff Bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Series 2022-A Securitized Utility Tariff Bonds.

SECTION 10.    Indenture Trustee Disclaimer. The Indenture Trustee is not responsible for the validity or sufficiency of this Supplement or for the recitals contained herein.

SECTION 11.    Submission to Non-Exclusive Jurisdiction; Waiver of Jury Trial. Each of the Issuer and the Indenture Trustee and each Holder (by its acceptance of the Securitized Utility Tariff Bonds) hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court sitting in The Borough of Manhattan in The City of New York or any U.S. federal court sitting in The Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to this Supplement and the Series 2022-A Securitized Utility Tariff Bonds and irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Issuer, the Indenture Trustee and each Holder (by its acceptance of the Series 2022-A Securitized Utility Tariff Bonds) irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

KANSAS GAS SERVICE SECURITIZATION I, L.L.C., as Issuer

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, not in its individual capacity, but solely in its capacity as Indenture Trustee

By:
Name:
Title:

SCHEDULE A

TO SERIES SUPPLEMENT

EXPECTED SINKING FUND SCHEDULE

EXPECTED AMORTIZATION SCHEDULE

Date	Tranche A
Closing Date	$	{ }
{ }, 202	$	{ }
{ }, 202	$	{ }
{ }, 202	$	{ }

EXHIBIT A

TO SERIES SUPPLEMENT

FORM OF TRANCHE A OF SERIES 2022-A SENIOR SECURED SECURITIZED UTILITY

TARIFF BONDS

{                    }

EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED

BY INDENTURE TRUSTEE IN ASSESSMENT OF COMPLIANCE

Regulation AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are: (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports: (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X

C-1

Regulation AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets, including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

C-2

APPENDIX A

DEFINITIONS

This is Appendix A to the Indenture.

A. Defined Terms. As used in the Indenture, the following terms have the following meanings:

“17g-5 Website” means the password-protected website on which the Servicer shall post any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Indenture Trustee to any Rating Agency under the Indenture or any other Basic Document to which it is a party for the purpose of determining or confirming the credit rating of the Securitized Utility Tariff Bonds or undertaking credit rating surveillance.

“Act” means an instrument or instruments embodying and evidencing a request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Holders.

“Administration Agreement” means the Administration Agreement, dated as of the date hereof, by and between KGS, as Administrator, and the Issuer.

“Administration Fee” is defined in Section 2 of the Administration Agreement.

“Administrator” means KGS.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable FATCA Law” means Sections 1471 through 1474 of the Internal Revenue Code and any regulations, or agreements thereunder or official interpretations thereof.

“Authorized Denominations” means denominations of $2,000 and integral multiples of $1,000 in excess thereof, which the Series 2022-A Securitized Utility Tariff Bonds shall be issuable in, except for one bond, which may be a smaller denomination.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.).

“Basic Documents” means the Indenture, the Series Supplement, the Certificate of Formation, the LLC Agreement, the Administration Agreement, the Sale Agreement, the Bill of Sale, the Servicing Agreement, each Letter of Representations, the Underwriting Agreement and all other documents and certificates delivered in connection therewith.

“Bill of Sale” means a bill of sale substantially in the form of Exhibit A to the Sale Agreement delivered pursuant to Section 2.02(i) of the Sale Agreement.

“Bond Interest Rate” means the rates per annum at which the Securitized Utility Tariff Bonds will bear interest, as set forth in the Series Supplement.

“Book-Entry Form” means, with respect to any Securitized Utility Tariff Bond, that such Securitized Utility Tariff Bond is not certificated and the ownership and transfers thereof shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture and the Series Supplement pursuant to which such Securitized Utility Tariff Bond was issued.

“Book-Entry Securitized Utility Tariff Bonds” means any Securitized Utility Tariff Bonds issued in Book-Entry Form; provided, however, that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Securitized Utility Tariff Bonds are to be issued to the Holder of such Securitized Utility Tariff Bonds, such Securitized Utility Tariff Bonds shall no longer be “Book-Entry Securitized Utility Tariff Bonds”.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois or Tulsa, Oklahoma, are, or The Depository Trust Company is, required or authorized by law or executive order to remain closed.

“Capital Subaccount” means the capital subaccount established by the Indenture Trustee pursuant to Section 8.02(a) of the Indenture.

“Certificate of Formation” means the Certificate of Formation of the Issuer filed with the Secretary of State of the State of Delaware on August 30, 2022 pursuant to which the Issuer was formed.

“Claim” means a “claim” as defined in Section 101(5) of the Bankruptcy Code.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means the date on which the Securitized Utility Tariff Bonds are originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement.

“Code” means Internal Revenue Code.

“Collection Account” means one or more segregated trust accounts opened by the Issuer in the Indenture Trustee’s name for the deposit of Securitized Utility Tariff Charges and all other amounts received with respect to the Trust Estate.

“Corporate Trust Office of the Indenture Trustee” means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which, office (for all purposes other than registration of transfers of Securitized Utility Tariff Bonds) as of the Closing Date is located at U.S. Bank Trust Company, National Association, 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attention: Kansas Gas Service Securitization I, L.L.C., and for registration of transfers of Securitized Utility Tariff Bonds, the office is located at U.S. Bank Trust Company, National Association, 111 Fillmore Avenue East, St. Paul, Minnesota 55107, Attention: Bondholder Services, or at such other address as the Indenture Trustee may designate from time to time by notice to the Holders of the Securitized Utility Tariff Bonds and the Issuer, or the principal corporate trust office of any successor trustee by like notice.

“Covenant Defeasance Option” has the meaning set forth in Section 4.01(b) of the Indenture.

“Customer” means an end-use Customer (as such term is defined in the Financing Order) who purchases natural gas for consumption from KGS.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Securitized Utility Tariff Bonds” has the meaning set forth in Section 2.13 of the Indenture.

“Delaware UCC” means the Uniform Commercial Code as in effect in the State of Delaware.

“Eligible Account” means a segregated non-interest-bearing trust account with an Eligible Institution.

“Eligible Institution” means:

(a) the corporate trust department of the Indenture Trustee, so long as the Indenture Trustee has either a short-term credit rating from Moody’s and Fitch of at least “P-1” and “F1”, respectively, or a long-term credit rating from Moody’s and Fitch of at least “A2” and “A”, respectively; or

(b) a depository institution organized under the laws of the United States of America or any state or the District of Columbia or domestic branch of a foreign bank whose deposits are insured by the Federal Deposit Insurance Corporation:

(i)     which has either (A) a long-term unsecured debt rating of “A2” or higher by Moody’s and “A” or higher by Fitch, or (B) a short-term issuer rating of “P-1” or higher by Moody’s and “F1” or higher by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to Moody’s and Fitch and

(ii)     whose deposits are insured by the Federal Deposit Insurance Corporation;

provided, however, that if an Eligible Institution then being utilized for any purposes under the Indenture or the Series Supplement no longer meets the definition of Eligible Institution, then the Issuer shall replace such Eligible Institution within sixty (60) days of such Eligible Institution no longer meeting the definition of Eligible Institution.

If so qualified under clause (b)(i)(A) above, the Indenture Trustee may be considered an Eligible Institution for purposes of establishing and maintaining the Collection Account.

“Eligible Investments” means instruments or investment property that evidence:

(a) direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or any domestic branch of a foreign bank, and subject to supervision and examination by U.S. federal or state banking authorities, so long as the commercial paper or other short-term unsecured debt obligations of such depository institution are, at the time of deposit, rated not less than “P-1” and “F1” or their equivalents by each of Moody’s and Fitch, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Securitized Utility Tariff Bonds; provided, however, that if any such depository institution, trust company or domestic branch of a foreign bank no longer meets the requirements set forth above, then the Issuer shall replace such depository institution, trust company or domestic branch of a foreign bank within sixty (60) days of such depository institution, trust company or domestic branch of a foreign bank no longer meeting such requirements;

(c) commercial paper (including commercial paper of the Indenture Trustee, acting in its commercial capacity, and other commercial paper issued by KGS or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating of least “P-1” and “F1” or their equivalents by each of Moody’s and Fitch or such lower rating as not result in the downgrading or withdrawal of the ratings of the Securitized Utility Tariff Bonds;

(d) investments in money market funds having a rating from Moody’s and, if Fitch provides a rating thereon, Fitch, of “Aaa-mf” and “AAA”, respectively, including funds for which the Indenture Trustee or any of its Affiliates act as investment manager or advisor;

(e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies or instrumentalities, entered into with Eligible Institutions;

(f) repurchase obligations with respect to any security or whole loan entered into with an Eligible Institution or with a registered broker-dealer acting as principal that has either a short-term credit rating from Moody’s and Fitch of at least “P-1” and “F1”, respectively, or a long-term credit rating from Moody’s and Fitch of at least “A2” and “A”, respectively; provided, however, that if any such Eligible Institution or registered broker-dealer no longer meets the requirements set forth above, then the Issuer shall replace such Eligible Institution or registered broker-dealer within sixty (60) days of such Eligible Institution or registered broker-dealer no longer meeting such requirements; or

(g) any other investment permitted by each of the Rating Agencies.

Notwithstanding the foregoing: (1) no investments which mature in 30 days or more will be Eligible Investments unless the issuer thereof has either a short-term credit rating of at least “P-1” from Moody’s or a long-term unsecured debt rating of at least “A1” from Moody’s and has at least a debt rating of “F1+” or “AA-” from Fitch; (2) no investments described in clauses (b) through (d) above which have maturities of more than 30 days but less than or equal to 3 months will be Eligible Investments unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term credit rating of at least “P-1” from Moody’s; and (3)

no investments described in clauses (b) through (d) above which have maturities of more than 3 months will be Eligible Investments unless the issuer thereof has a long-term credit rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s.

“Event of Default” has the meaning set forth in Section 5.01 of the Indenture.

“Excess Funds Subaccount” means the excess funds subaccount established by the Indenture Trustee pursuant to Section 8.02(a) of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Amortization Schedule” means the expected amortization schedule in Schedule A to the Series Supplement.

“Expected Sinking Fund Schedule” means the expected sinking fund schedule in Schedule A to the Series Supplement.

“Final Maturity Date” means the final maturity date of the Securitized Utility Tariff Bonds as specified in the Series Supplement.

“Financing Costs” means all financing costs as defined in K.S.A. 66-1,240(a)(10), as amended, of the Securitization Act allowed to be recovered by KGS under the Financing Order.

“Financing Order” means the financing order issued by the Kansas Commission to KGS on August 18, 2022, in Docket No. 22-KGSG-466-TAR authorizing the creation of the Securitized Utility Tariff Property and the issuance of the Securitized Utility Tariff Bonds.

“Fitch” means Fitch Ratings, Inc. or any successor in interest. References to Fitch are effective so long as Fitch is a rating agency.

“General Subaccount” means the general subaccount established by the Indenture Trustee pursuant to Section 8.02(a) of the Indenture.

“Global Securitized Utility Tariff Bonds” means one or more bonds evidencing the Securitized Utility Tariff Bonds, which (a) shall be an aggregate original principal amount equal to the aggregate original principal amount of the Securitized Utility Tariff Bonds to be issued pursuant to the Issuer Order, (b) shall be registered in the name of the Clearing Agency therefor or its nominee, (c) shall be delivered by the Indenture Trustee pursuant to such Clearing Agency’s or such nominee’s instructions and (d) shall bear a legend substantially to the effect set forth in Exhibit A to the Form of Series Supplement.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, grant, transfer, create, grant a lien upon, a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture and the Series Supplement. A Grant of the Trust Estate shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Trust Estate and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holders” means the holders of the Securitized Utility Tariff Bonds.

“indenture securities” means the Securitized Utility Tariff Bonds.

“indenture security holder” means a Holder.

“indenture to be qualified” means the Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“Indenture Trustee” means U.S. Bank Trust Company, National Association, a national banking association, as indenture trustee for the benefit of the Holders, or any other indenture trustee for the benefit of the Holders, under the Indenture.

“Indenture Trustee Cap” has the meaning set forth in Section 8.02(e)(i) of the Indenture.

“Independent” means, when used with respect to any specified Person, that the Person:

(a) is in fact independent of the Issuer, any other obligor upon the Securitized Utility Tariff Bonds, the Servicer and any Affiliate of any of the foregoing Persons,

(b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Servicer or any Affiliate of any of the foregoing Persons and

(c) is not connected with the Issuer, any such other obligor, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Indenture Trustee, and such certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager Fee” is the annual fee to be paid to each Independent Manager as determined in accordance with the LLC Agreement, and shall initially be $3,500 per annum.

“Independent Manager” is defined in Appendix A of the LLC Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means investment earnings on funds deposited in the Collection Account net of losses and investment expenses.

“Issuer” means Kansas Gas Service Securitization I, L.L.C., a Delaware limited liability company, or any successor thereto pursuant to the Indenture.

“Issuer Order” means a written order signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or the Paying Agent, as applicable.

“Issuer Request” means a written request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or the Paying Agent, as applicable.

“Kansas Commission” means the State Corporation Commission of the State of Kansas or any successor entity thereto.

“Kansas Commission Condition” has the meaning set forth in Section 9.03 of the Indenture.

“Kansas Commission Pledge” means the pledge of the Kansas Commission found in Part V (Ordering Paragraphs), Ordering Paragraph No. 159 of the Financing Order.

“Kansas UCC” means the Uniform Commercial Code as in effect in the State of Kansas.

“KGS” means Kansas Gas Service, a division of ONE Gas, Inc.

“Legal Defeasance Option” has the meaning set forth in Section 4.01(b) of the Indenture.

“Letter of Representations” means any agreement between the Issuer and an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, pertaining to the Securitized Utility Tariff Bonds, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Kansas Gas Service Securitization I, L.L.C., dated as of November 16, 2022.

“Manager” means each manager of the Issuer under the LLC Agreement.

“Member” has the meaning specified in the first paragraph of the LLC Agreement.

“Monthly Servicer’s Certificate” is defined in Section 3.01(b)(i) of the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor in interest. References to Moody’s are effective so long as Moody’s is a rating agency.

“NRSRO” means a nationally recognized statistical rating organization.

“obligor” means, on the Securitized Utility Tariff Bonds, the Issuer and any other obligor on the Securitized Utility Tariff Bonds.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Issuer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee.

“Ongoing Financing Costs” means the Financing Costs described as such in the Financing Order, including Operating Expenses and any other costs identified in the Basic Documents; provided, however, that Ongoing Financing Costs do not include the Issuer’s costs of issuance of the Securitized Utility Tariff Bonds.

“Operating Expenses” means, with respect to the Issuer, all fees, costs and expenses owed by the Issuer with respect to the Securitized Utility Tariff Bonds, including all amounts owed by the Issuer to the Indenture Trustee (including any indemnity payments to the Indenture Trustee), the Servicing Fee, the Administration Fee, the costs and expenses incurred by the Seller in connection with the performance of the Seller’s obligations under Section 4.08 of the Sale Agreement, the costs and expenses incurred by the Servicer in connection with the performance of the Servicer’s obligations under Section 5.02(d) of the Servicing Agreement, the fees payable by the Issuer to the independent manager of the Issuer, administrative expenses, including external legal and external accounting fees, ratings maintenance fees, and all other costs and expenses recoverable by the Issuer under the terms of the Financing Order.

“Opinion of Counsel” means one or more written opinions of counsel who may be an employee of or counsel to the Servicer or the Issuer, which counsel shall be reasonably acceptable to the Indenture Trustee, the Kansas Commission, the Issuer or the Rating Agencies, as applicable, and which shall be in form reasonably satisfactory to the Indenture Trustee, if applicable.

“Outstanding” with respect to Securitized Utility Tariff Bonds means, as of the date of determination, all Securitized Utility Tariff Bonds theretofore authenticated and delivered under the Indenture except:

(a) Securitized Utility Tariff Bonds theretofore canceled by the Securitized Utility Tariff Bond Registrar or delivered to the Securitized Utility Tariff Bond Registrar for cancellation;

(b) Securitized Utility Tariff Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Securitized Utility Tariff Bonds; provided, however, that if such Securitized Utility Tariff Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee; and

(c) Securitized Utility Tariff Bonds in exchange for or in lieu of other Securitized Utility Tariff Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Securitized Utility Tariff Bonds are held by a bona fide purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Securitized Utility Tariff Bonds have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Securitized Utility Tariff Bonds owned by the Issuer, any other obligor upon the Securitized Utility Tariff Bonds, KGS or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securitized Utility Tariff Bonds that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Securitized Utility Tariff Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Securitized Utility Tariff Bonds and that the pledgee is not the Issuer, any other obligor upon the Securitized Utility Tariff Bonds, the Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Outstanding Securitized Utility Tariff Bonds, Outstanding at the date of determination.

“Outstanding Securitized Utility Tariff Bonds” means the Securitized Utility Tariff Bonds Outstanding at the date of determination.

“Paying Agent” means the entity so designated in Section 3.03 of the Indenture or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or premium, if any, or interest on the Securitized Utility Tariff Bonds on behalf of the Issuer.

“Payment Date” has the meaning set forth in Section 3(b) of the Series Supplement.

“Periodic Interest” means the interest payable on the Securitized Utility Tariff Bonds on each Payment Date in an amount equal to one-half of the product of (i) the applicable Bond Interest Rate and (ii) the Outstanding Amount of the Securitized Utility Tariff Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the Securitized Utility Tariff Bonds on such preceding Payment Date; provided, however, that, with respect to the initial Payment Date, or if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Closing Date to, but excluding, the following Payment Date.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Securitized Utility Tariff Bonds” means, with respect to any particular Securitized Utility Tariff Bond, every previous Securitized Utility Tariff Bond evidencing all or a portion of the same debt as that evidenced by such particular Securitized Utility Tariff Bond, and, for the purpose of this definition, any Securitized Utility Tariff Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Securitized Utility Tariff Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Securitized Utility Tariff Bond.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Protected Purchaser” means has the meaning specified in Section 8-303 of the UCC.

“Rating Agency” means, with respect to the Securitized Utility Tariff Bonds, any of Moody’s or Fitch that provides a rating with respect to the Securitized Utility Tariff Bonds. If no such organization (or successor) is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, at least ten Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of Fitch and Moody’s to the Servicer, the Indenture Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of the Securitized Utility Tariff Bonds; provided, that, if, within such ten Business Day period, a Rating Agency has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (a) the Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request, and if it has, promptly request the related Rating Agency Condition confirmation and (b) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five Business Days following such second request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

“Record Date” means one Business Day prior to the applicable Payment Date.

“Registered Holder” means the Person in whose name a Securitized Utility Tariff Bond is registered on the Securitized Utility Tariff Bond Register.

“Required Capital Amount” means the amount specified as such in the Series Supplement therefor.

“Responsible Officer” means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Director, Trust Officer, Assistant Vice President, Secretary, Assistant Secretary, or any other officer of the Indenture Trustee having direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and with respect to the Issuer, any officer, including President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, of the Issuer, or any Manager.

“Return on Invested Capital” means, for any Payment Date, the sum of (i) rate of return, payable to KGS, on its Capital Contribution equal to KGS’s cost of capital, which as of the date of the Indenture is 8.6012%, plus (ii) any Return on Invested Capital not paid on any prior Payment Date.

“Sale Agreement” means the Securitized Utility Tariff Property Purchase and Sale Agreement, dated as of the date hereof, by and between the Issuer and KGS, and acknowledged and accepted by the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Scheduled Final Payment Date” means the date when all interest and principal is scheduled to be paid on the Securitized Utility Tariff Bonds in accordance with the Expected Sinking Fund Schedule, as specified in the Series Supplement.

“Scheduled Payment Dates” means, with respect to the Securitized Utility Tariff Bonds, each Payment Date on which principal is to be paid in accordance with the Expected Sinking Fund Schedule.

“SEC” means the Securities and Exchange Commission.

“Securities Intermediary” means U.S. Bank National Association, a national banking association, solely in the capacity of a “securities intermediary” as defined in the NY UCC and Federal Book-Entry Regulations or any successor securities intermediary under the Indenture.

“Securitized Utility Tariff Bond Register” means the register provided by the Issuer pursuant to Section 2.05 of the Indenture.

“Securitized Utility Tariff Bond Registrar” means U.S. Bank Trust Company, National Association for the purpose of registering the Securitized Utility Tariff Bond and transfers of Securitized Utility Tariff Bonds pursuant to Section 2.05 of the Indenture.

“Securitized Utility Tariff Bonds” means any of the Series 2022-A Senior Secured Securitized Utility Tariff Bonds, Tranche A issued by the Issuer pursuant to the Indenture.

“Securitized Utility Tariff Charge Collections” means Securitized Utility Tariff Charges actually received by the Servicer to be remitted to the Collection Account.

“Securitized Utility Tariff Charges” means the nonbypassable amounts to be charged to any existing or future sales customer located within KGS’s service area, approved by the Commission in the Financing Order that may be collected by the Servicer, its successors, assignees or other collection agents as provided for in the Financing Order.

“Securitized Utility Tariff Property” means all Securitized Utility Tariff Property as defined in K.S.A. 66-1,240(a)(22). of the Securitization Act created pursuant to the Financing Order or a Subsequent Financing Order and under the Securitization Act, including the right to impose, bill, charge, collect and receive the Securitized Utility Tariff Charges authorized under the Financing Order and to obtain periodic adjustments of the Securitized Utility Tariff Charges and all revenue, collections, claims, rights to payments, payments, money, or proceeds arising from the rights and interests specified in K.S.A. 66-1,240(a)(22) of the Securitization Act, regardless of whether such revenues, collections, claims, rights to payments, money, or proceeds are imposed, billed, received, collected, or maintained together with or commingled with other revenues, collections, rights to payment, payments, money or proceeds.

“Securitization Act” means the laws of the State of Kansas adopted in 2021 enacted at Kansas Statutes Annotated (“K.S.A.”) 66-1,240 et. seq.

“Seller” means KGS, or its successor, in its capacity as seller of the Securitized Utility Tariff Property to the Issuer pursuant to the Sale Agreement.

“Semi-Annual Servicer’s Certificate” is defined in Section 4.01(c)(ii) of the Servicing Agreement.

“Series Supplement” means an indenture supplemental to the Indenture in the form attached as Exhibit B to the Indenture that authorizes the issuance of Securitized Utility Tariff Bonds.

“Servicer” means KGS.

“Servicer Default” is defined in Section 7.01 of the Servicing Agreement.

“Servicing Agreement” means the Securitized Utility Tariff Property Servicing Agreement, dated as of the date hereof, by and between the Issuer and KGS, and acknowledged and accepted by the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Servicing Fee” means the fee payable by the Issuer to the Servicer on each Payment Date with respect to the Securitized Utility Tariff Bonds, in an amount specified in Section 6.06(a) of the Servicing Agreement.

“Special Payment Date” means the date on which, with respect to the Securitized Utility Tariff Bonds, any payment of principal of or interest (including any interest accruing upon default) on, or any other amount in respect of, the Securitized Utility Tariff Bonds that is not actually paid within five days of the Payment Date applicable thereto is to be made by the Indenture Trustee to the Holders.

“Special Record Date” means the date at least fifteen (15) Business Days prior to the Special Payment Date.

“Subaccount” means, individually, the General Subaccount, the Excess Funds Subaccount, and the Capital Subaccount.

“Successor Servicer” means (i) a successor to KGS pursuant to Section 6.03 of the Servicing Agreement or (ii) a successor Servicer appointed by the Indenture Trustee pursuant to Section 7.02 of the Servicing Agreement which in each case will succeed to all the rights and duties of the Servicer under the Servicing Agreement.

“Temporary Securitized Utility Tariff Bonds” means Securitized Utility Tariff Bonds executed and, upon the receipt of an Issuer Order, authenticated and delivered by the Indenture Trustee pending the preparation of Definitive Securitized Utility Tariff Bonds pursuant to Section 2.04 of the Indenture.

“True-Up Adjustment” means an adjustment to the Securitized Utility Tariff Charges in accordance with Section 4.01(b) of the Servicing Agreement.

“Trust Estate” has the meaning set forth in the Series Supplement.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force on the Closing Date, unless otherwise specifically provided.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.

“Underwriting Agreement” means the Underwriting Agreement, dated November 9, 2022, by and among the Issuer, KGS, and the representatives of the several Underwriters named therein, as the same may be amended, supplemented or modified from time to time, with respect to the issuance of the Securitized Utility Tariff Bonds.

B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in the Indenture are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in the Indenture shall control. As used in the Indenture, the term “including” means “including without limitation,” and other forms of the verb “to include” have correlative meanings. All references to any Person shall include such Person’s permitted successors.

C. Computation of Time Periods. Unless otherwise stated in the Indenture, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

D. Reference; Captions. The words “hereof”, “herein” and “hereunder” and words of similar import when used in the Indenture shall refer to the Indenture as a whole and not to any particular provision of the Indenture; and references to “Section”, “subsection”, “Schedule” and “Exhibit” in the Indenture are references to Sections, subsections, Schedules and Exhibits in or to the Indenture unless otherwise specified in the Indenture. The various captions (including the tables of contents) in the Indenture are provided solely for convenience of reference and shall not affect the meaning or interpretation of the Indenture.

E. The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter forms of such terms.